Exhibit 99.2

ADDITIONAL INFORMATION RELATING TO THE PROVINCE 1

[1]	Any dollar amounts in Exhibit 99.2 are expressed in Canadian dollars ($) unless otherwise specified or the context otherwise requires.

Ontario and the G20, Unemployment Rates, 2001–2014	72
Ontario and the G20, CPI Inflation Rates, 2001–2014	74

Ontario, International Merchandise Trade
Ontario, International Merchandise Exports by Major Commodity, 2014	76
Ontario, International Merchandise Imports by Major Commodity, 2014	77
Ontario, International Merchandise Exports by Top 25 Trading Partners, 2014	78
Ontario, International Merchandise Imports by Top 25 Trading Partners, 2014	79

Demographic Characteristics
Ontario, Selected Demographic Characteristics, 2007–2015	80
Ontario, Components of Population Growth, 2005–06 to 2014–15	81

Ontario Labour Markets
Ontario, Labour Force, 2001–2014	82
Ontario, Employment, 2001–2014	83
Ontario, Unemployment, 2001–2014	85
Employment Insurance (EI), 2001–2014	87
Ontario, Labour Compensation, 2001–2014	88
Ontario, Employment by Occupation, 2003–2014	89
Ontario, Distribution of Employment by Occupation, 2003–2014	90
Ontario, Employment by Industry, 2005–2014	92
Ontario, Growth in Employment by Industry, 2005–2014	94
Ontario, Employment Level by Economic Regions, 2004–2014	96
Ontario, Employment Level by Industry for Economic Regions, 2014	97
Ontario Economic Regions	99

(Note: Data in the tables may not add to totals due to rounding.)

OVERVIEW

Area and Population

The Province of Ontario covers an area of approximately 1,076,395 square kilometres (415,598 square miles), about 10.8% of Canada, and is about 11% as large as the United States. The estimated population of Ontario on July 1, 2015 was 13.8 million, or 38.5% of Canada’s population of 35.9 million. Since 1993, the populations of Ontario and Canada have increased at average annual rates of 1.2% and 1%, respectively. Although it constitutes only 12% of the area of the Province, southern Ontario is home to approximately 94.1% of its population (as of July 1, 2014). The population of the Greater Toronto Area, the largest metropolitan area in Canada, was estimated to be 6.6 million on July 1, 2014.

Government

Canada is a federation with a parliamentary system of government. Constitutional responsibilities are divided between the federal government, the 10 provinces and the 3 territories.

The Premier of the Province of Ontario (the “Premier”) is traditionally the leader of the political party with the greatest number of members elected to the Legislative Assembly. The Cabinet through the Lieutenant Governor, who represents the Crown, formally exercises executive power. Cabinet ministers are usually nominated from among members of the Premier’s party. The Legislative Assembly consists of 107 seats, each representing a specified territorial division of the Province, and is elected for a four-year term. A dissolution of the Legislative Assembly prior to the end of the four-year term may be requested by the Premier at the Premier’s own volition or if the government loses the confidence of the Legislative Assembly by being defeated on an important vote.

The last Provincial election was held on June 12, 2014. The Ontario Liberal Party currently has 59 seats in the Legislative Assembly, the Progressive Conservative Party of Ontario has 27 seats, the New Democratic Party of Ontario has 20 seats and there is 1 vacant seat. The current government of the Province is formed by the Ontario Liberal Party.

Constitutional Framework

Canada is a federation and its constitution (“Constitution”) establishes the division of responsibilities between the federal and provincial levels of government. Each provincial government and the federal government has supremacy within its respective sphere of assigned responsibilities. Jurisdiction over the establishment and operation of municipalities is granted exclusively to the provinces.

The federal government is empowered to raise money by any mode or system of taxation. It has exclusive jurisdiction over such matters as the regulation of trade and commerce, currency and coinage, banks and banking, national defence, foreign affairs, postal services, railways and navigation, as well as those areas not exclusively assigned to the provinces. Each province has authority to raise revenue through direct taxation within the province. Areas of provincial constitutional authority include health care, education, social services, municipal institutions, property and civil rights, and natural resources.

Operational Framework

Ontario administers its constitutional responsibilities through government ministries and provincially created bodies such as government-owned corporations (“Crown corporations”), agencies, boards, commissions, municipalities, school boards and hospital boards. The use of these quasi-independent bodies decentralizes the administration of provincial responsibilities. However, the Province has elected to centralize the financing of these bodies by retaining the major taxing and borrowing powers at the provincial level. Some municipalities borrow in their own names in various capital markets as did Ontario Hydro prior to its restructuring in April 1999.

Implications for Provincial Financial Statements

The provincial governments’ delivery of services in areas such as health, postsecondary education and social assistance has been supported by transfer payments from the federal government, often established through federal-provincial agreements. In fiscal year 2014-15, approximately 18.2% of the Province’s revenue came from federal transfers.

Federal-provincial funding arrangements can be complex and extensive, involving financial relationships between the Province, the federal government and provincially-created bodies. These financial interrelationships are important in understanding the revenue, expense and financing activity of the Province. Investing in provincially-created bodies has an impact on the reporting of assets. As at March 31, 2015, approximately 28.3% (2014, 26.8%) of the Financial Assets of the Province could be attributed to these intermediary activities.

Foreign Relations

The Province has no direct diplomatic relations with foreign countries, but has developed a high degree of international activity in order to facilitate investment in Ontario.

The Budget and Quarterly Reporting

The Fiscal Transparency and Accountability Act, 2004 (the FTAA) sets out guidelines for public reporting of the fiscal plan. It requires that the Ontario Minister of Finance (“Minister”) release an annual budget that outlines a multi-year fiscal plan. In addition, it requires the Minister to release a mid-year review of the fiscal plan, known as the Ontario Economic Outlook and Fiscal Review. Each year, the Minister must release interim updates in the Summer and Winter on Ontario’s revenues and expenses for the current year. Finally, the FTAA, among other things, also requires that quarterly information about Ontario’s economic accounts be released to the public.

PUBLIC FINANCE

Revenue - Taxation

For the year ended March 31, 2015

This schedule summarizes the sources of the Province’s revenue by main classification.

	2015 $	2014 $
TAXATION

Personal Income Tax	29,313,403,558	26,928,850,454
Sales Tax	21,688,764,731	20,481,137,704
Corporations Tax	9,557,450,278	11,422,895,621
Education Property Tax	5,561,413,935	5,456,818,494
Employer Health Tax	5,415,366,133	5,282,545,110
Ontario Health Premium	3,365,882,504	3,128,109,437
Gasoline Tax	2,446,753,297	2,363,021,552
Land Transfer Tax	1,764,494,479	1,601,495,421
Tobacco Tax	1,162,503,240	1,110,166,339
Fuel Tax	739,321,958	718,076,869
Beer and Wine Tax	560,091,688	557,002,644
Corporation Preferred Share Dividend Tax	195,814,728	181,339,633
Electricity Payments-In-Lieu of Taxes	180,000,000	543,000,000
Estate Administration Tax	154,582,427	142,782,976
Mining Profits Tax	130,523,830	11,728,509
Gross Revenue Charge – Property Tax Component	19,353,872	19,040,811
Provincial Land Tax	13,351,216	12,024,676
Race Tracks Tax	4,214,730	4,227,018
Acreage Tax – The Mining Act	2,182,211	1,745,550

TOTAL TAXATION	82,275,468,815	79,966,008,818

Source: Ontario Ministry of Finance

Personal Income Tax revenue is collected by the federal government on behalf of the Province. The amount reported by the Province in 2014-15 is net of $7,068,522 in Ontario tax credits, excluding tax credits reported as expenses. The amount reported in 2013-14 includes $4,348,641 in Ontario tax credits, which includes adjustments for prior years and excludes tax credits reported as expenses.

For 2015, the Ontario Personal Income Tax rates are: 5.05% for taxable income of up to $40,922; 9.15% for taxable income over $40,922 and up to $81,847; 11.16% for taxable income over $81,847 and up to $150,000; 12.16% for taxable income over $150,000 and up to $220,000; and 13.16% for taxable income over $220,000. For 2014, the Ontario Personal Income Tax rates are: 5.05% for taxable income of up to $40,120; 9.15% for taxable income over $40,120 and up to $80,242; 11.16% for taxable income over $80,242 and up to $150,000; 12.16% for taxable income over $150,000 and up to $220,000; and 13.16% for taxable income over $220,000. For 2013, the Ontario Personal Income Tax rates are: 5.05% for taxable income of up to $39,723; 9.15% for taxable income over $39,723 and up to $79,448; 11.16% for taxable income over $79,448 and up to $509,000; and 13.16% for taxable income over $509,000. Ontario non-refundable tax credits are provided for individual and family circumstances (e.g., basic amount, spouse, medical expenses) at the rate of 5.05% (11.16% for charitable donations in excess of $200), before calculating the provincial surtax and Ontario Tax Reduction. Ontario non-refundable tax credit amounts are indexed annually.

Higher-income earners are subject to a surtax. For 2015, the surtax is equal to 20% of Ontario income tax in excess of $4,418, plus 36% of Ontario income tax in excess of $5,654. For 2014, the surtax is equal to 20% of Ontario income tax in excess of $4,331, plus 36% of Ontario income tax in excess of $5,543. For 2013, the surtax is equal to 20% of Ontario income tax in excess of $4,289, plus 36% of Ontario income tax in excess of $5,489.

Ontario income tax is eliminated by the Ontario Tax Reduction if Ontario tax is below a threshold amount. If Ontario tax exceeds the taxfiler’s threshold amount, the individual may be eligible to pay a reduced amount of Ontario tax. For 2015, the basic threshold amount is $228 and the additional amount for each dependent child aged 18 and under, and each disabled or infirm dependant, is $421. For 2014, the basic threshold amount is $223 and the additional amount for each dependent child aged 18 and under and each disabled or infirm dependant is $413. For 2013, the basic threshold amount is $221 and the additional amount for each dependent child aged 18 and under and each disabled or infirm dependant is $409.

The Harmonized Sales Tax (HST) is a federally imposed and administered value-added tax. In Ontario, the provincial portion of the HST is 8% and the federal portion is 5%, for a combined HST rate of 13%. Responsibility for the collection of the tax rests with the Federal Government. HST revenues are distributed to the Province based on a revenue allocation formula. Ontario also levies an 8% sales tax on certain types of insurance and a 13% sales tax on private transfers of specified vehicles. Both the sales tax on insurance premiums and the sales tax on private sales of specified vehicles are administered by Ontario. The Sales Tax amounts reported by the Province are net of sales tax credits of $1,691,497,735 in 2014-15 and $1,637,351,687 in 2013-14.

Corporations Tax is comprised of three types of taxes levied on corporations: income tax, insurance premiums tax and special additional tax on life insurance corporations. Details of these taxes follow.

Income Tax: The general statutory Corporate Income Tax (CIT) rate is 11.5% (reduced from 14% to 12% on July 1, 2010 and from 12% to 11.5% on July 1, 2011). Active business income from manufacturing and processing (M&P), mining, logging, fishing and farming is subject to a lower CIT rate of 10% (reduced from 12% effective July 1, 2010). Small Canadian-controlled private corporations (CCPCs) are also eligible for a lower CIT rate of 4.5% (reduced from 5.5% effective July 1, 2010) on the first $500,000 of active business income. Effective May 2, 2014, and prorated for taxation years that straddle that date, the small business CIT rate is phased out for large CCPCs, and associated groups of CCPCs, with more than $10 million (fully eliminated with more than $15 million) of taxable capital employed in Canada in the previous year. The Province also levies a Corporate Minimum Tax (CMT) that effectively acts as a pre-payment of regular CIT. CMT is calculated as the amount by which 2.7% (reduced from 4% effective July 1, 2010) of adjusted net income for accounting purposes exceeds CIT payable.

Insurance Premiums Tax: Insurance companies are subject to a 2% insurance premiums tax on life, accident and sickness insurance premiums, 3.5% on property insurance premiums and 3% on other (e.g. casualty) insurance premiums.

Special Additional Tax: Life insurance corporations pay a special additional tax at a rate of 1.25% of taxable capital in Ontario above a minimum $10 million exemption, with corporate income tax and CMT creditable against this tax.

Education property taxes are collected by municipalities and transferred to school boards for the purposes of funding education. Education property tax rates are set annually by the Minister of Finance for each class of real property. The tax is levied on the assessed value of property at a uniform rate for residential properties. For 2015, the rate is 0.195%. Rates for commercial, industrial and pipeline properties vary across the Province. These rates are regulated under the Education Act. The Education Property Tax amounts shown are net of $1,034,927,008 in property tax credits and grants in 2014-15 and $1,071,091,728 in 2013-14. The amounts also reflect a number of rebates, reductions and exemptions available across the province.

The Employer Health Tax is paid by employers on their Ontario payroll. Employers with annual Ontario payroll of $200,000 or less calculate tax payable at 0.98% of their taxable annual Ontario payroll; employers with annual Ontario payroll over $200,000 and up to $400,000 calculate tax payable at graduated rates that apply to their taxable annual Ontario payroll starting at 1.101% and rising to 1.829%; and employers with annual Ontario payroll in excess of $400,000 calculate tax payable at 1.95% of their taxable annual Ontario payroll. Prior to 2014, a tax exemption was provided for the first $400,000 of annual Ontario payroll paid by private sector employers, including their associated entities. Beginning January 1, 2014, the tax exemption was increased from $400,000 to $450,000, and was eliminated for private sector employers with annual Ontario payroll, including those of their associated entities, in excess of $5,000,000. Registered charities continue to claim the tax exemption at all payroll sizes.

Gasoline Tax is levied on gasoline, propane used in a licensed motor vehicle, and aviation fuel. The tax rate for gasoline is 14.7 cents per litre. The tax rate for propane used in licensed motor vehicles is 4.3 cents per litre. The tax rate for aviation fuel increased from 3.7 cents per litre to 4.7 cents per litre on April 1, 2015, and will increase by a further one cent per litre annually on April 1 of 2016 and 2017. The majority of tax is collected for the Province by Ministry designated gasoline, propane, and aviation fuel tax collectors and registered importers.

Land Transfer Tax is levied on the transfer of land or an interest in land. 0.5% is levied on the value of the consideration for the conveyance up to and including $55,000; 1% on the value of the consideration exceeding $55,000 up to and including $250,000; 1.5% on the value of the consideration exceeding $250,000; and, where the value of the consideration exceeds $400,000 and the property contains one or two single family residences, an additional tax of 0.5% applies on the value of the consideration exceeding $400,000. First time home buyers who purchase newly constructed homes or resale homes are eligible to receive a refund of land transfer tax of up to $2,000.

Tobacco Tax covers all forms of tobacco products. The specific tax rate per cigarette and per gram or part gram of fine cut tobacco and all other tobacco products except cigars is 13.975 cents. The rate of tax on cigars is 56.6% of the taxable price of the cigar. The majority of tax is collected for the Province by Ministry designated tobacco tax collectors and registered importers.

Fuel Tax is levied on every purchaser of clear middle distillate fuel used in internal combustion engines. The fuel tax rate is 14.3 cents per litre, unless the fuel is used in railway equipment, in which case the rate is 4.5 cents per litre. The majority of tax is collected for the Province by Ministry designated collectors and registered importers.

Beer and Wine Taxes were effective July 1, 2010. These taxes replaced certain alcohol charges and were revenue neutral for the Ontario Government. Taxes apply on every purchaser of beer from a beer manufacturer’s on-site store, The Beer Store, or a licensed establishment. Taxes are also imposed on purchasers of draft beer made by a brew pub and wine and wine coolers from a winery retail store.

Electricity payments in lieu of taxes (PILs) are currently made by Ontario Power Generation Inc. (OPG) and municipal electricity utilities to the Ontario Electricity Financial Corporation (OEFC). OEFC is the Ontario Hydro successor company that is responsible for servicing and retiring the debt and certain other liabilities of the former Ontario Hydro. All PILs received by OEFC are used to service and retire its obligations. The amount of PILs replicates the amount of tax that would be payable under the Income Tax Act (Canada), Corporations Tax Act and Taxation Act, 2007 if these publicly owned corporations were not exempt from federal and provincial corporate taxes. As a result of broadening Hydro One Limited (Hydro One) ownership through an initial public offering on November 5, 2015, Hydro One ceased to be exempt from federal and provincial corporate taxes, and is no longer subject to PILs. The Minister of Finance is authorized by statute to make payments to the OEFC equal to the amount of provincial tax payable by Hydro One under the Taxation Act, 2007. OPG, Hydro One and municipal electricity utilities also make payments in lieu of additional property taxes.

The federal government remits to the province 35% of the net taxes that it collects with respect to preferred share dividends paid by corporations with operations in Ontario.

The Estate Administration Tax is payable by the estate of a deceased person on the issuance of a certificate of appointment of an estate trustee by an Ontario court. The amount of tax is equal to $5 for each $1,000, or part thereof, of the first $50,000 of the value of the estate and $15 for each $1,000, or part thereof, of the value of the estate exceeding $50,000. If the value of the estate does not exceed $1,000, the estate is exempt from this tax.

The Gross Revenue Charge (GRC) is payable to the Ministry of Finance by hydro-electric generating stations owners and water power leaseholders. Effective January 1, 2001, the existing property taxes and water rental charges paid by hydro-electric generating station owners and water power leaseholders were replaced with taxes and charges on the gross revenues of hydro-electric generating stations. The Property Tax component is included as taxation for the Province and the Water Rental component of the GRC is included under Other Revenue – Royalties.

Provincial Land Tax is levied on land in areas without municipal organization at the rates prescribed by regulation. The rate that applies depends on which property class the land is classified and whether the land is in a locality as defined by the Assessment Act.

Ontario levies a mining tax on profits in excess of $500,000 derived from Ontario mining operations (excluding diamond-mining). The tax rate applied to non-remote mines is 10%. An exemption is available for up to $10 million of profit earned in the first 3 years by a new non-remote mine or a major expansion of an existing non-remote mine. Remote mines are eligible for a reduced mining tax rate of 5%. An exemption is available for up to $10 million of profit earned in the first 10 years by a new mine opened in a remote Ontario location. Diamonds are excluded from mining tax and are subject to a royalty on the value of a diamond mine’s output. The royalty rate is the lesser of 13% and the amount calculated on the value of output according to a graduated rate scale.

The Race Tracks Tax, which is collected by the operators of race meets and remitted to the Province, is levied at the rate of 0.5% on all wagers.

The Acreage Tax is a tax levied on patented mining rights at a rate of 50 cents per acre per year with a minimum payment of $1 in organized municipalities and $4 in unorganized municipalities.

The introduction of the Ontario Health Premium (OHP) has helped to ensure the government’s ability to make much needed investments in the province’s health care system. Every penny of the OHP goes toward improving Ontario’s health services. Since 2003-04, health-related spending has increased by $20.9 billion while health-related revenues, mainly comprised of the OHP and federal transfers, have increased by $13.7 billion. In 2014-15, OHP revenue increased by $238 million to $3,366 million, up from $3,128 million in 2013-14. During the same period, expenses in the health sector increased by $1,104 million to $50,013 million, up from $48,909 million in 2013-14.

OHP revenue supports expenditures in all areas of the health sector and is not earmarked by program area. In 2014-15, OHP revenue was $3,366 million, or 6.7% of the $50,013 million in total expenses for the health sector. This compares to $3,128 million or 6.4% of $48,909 million in 2013-14. Below is a table that shows an example of how the OHP revenue supports major investments in the health care sector and also the level of support each sector would receive if the percentage shares in 2013-14 and 2014-15 were allocated proportionately across each expense area.

Example of How the OHP Supports Investments in the Health Care Sector: OHP Revenue as a Share of Total Health Expenditures Applied Proportionately Across Expense Areas
	2014-15	2013-14
($ Millions)	6.7%	6.4%
Hospitals	1,102	1,047
OHIP	929	827
Home Care, Community and Mental Health Services	327	295
Long–Term Care Homes	260	242
Ontario Drug Programs	255	224
Public Health, Health Promotion and Other	493	493

Total	3,366	3,128

The OHP is paid by individuals resident in Ontario on the last day of the taxation year. An individual’s OHP liability is: $0 for taxable income of up to $20,000; 6% of taxable income over $20,000 for taxable income over $20,000 up to $25,000; $300 for taxable income over $25,000 up to $36,000; $300 plus 6% of taxable income over $36,000 for taxable income over $36,000 up to $38,500; $450 for taxable income over $38,500 up to $48,000; $450 plus 25% of taxable income over $48,000 for taxable income over $48,000 up to $48,600; $600 for taxable income over $48,600 up to $72,000; $600 plus 25% of taxable income over $72,000 for taxable income over $72,000 up to $72,600; $750 for taxable income over $72,600 up to $200,000; $750 plus 25% of taxable income over $200,000 for taxable income over $200,000 up to $200,600; and $900 for taxable income over $200,600.

Revenue – Non-tax

For the year ended March 31, 2015

	2015	2014
GOVERNMENT OF CANADA	$	$

Canada Health Transfer	12,407,895,000	11,940,375,000
Canada Social Transfer	4,847,073,000	4,688,634,000
Equalization	1,988,423,000	3,169,357,000
Labour Market Development Agreement	627,548,1386	22,514,780

Social Housing Agreement	464,694,463	474,114,712
Indian Welfare Services Agreement	245,894,195	226,737,744
Job Fund Agreement	178,516,140	0
Infrastructure Programs	137,468,344	122,893,336
Bilingualism Development	85,555,793	85,154,040
Labour Market Agreement for Persons with Disabilities	76,411,477	76,411,477

Legal Aid – Criminal	52,843,808	51,336,853
Youth Criminal Justice Act	52,463,122	52,433,204
Growing Forward 2	46,835,815	35,079,488
Student Assistance	25,927,065	23,948,215
Immigration Holds Agreement	20,279,639	21,233,740
Interoperable Electronic Health Record Project (iEHR/HIAL)	10,645,974	5,152,686

Targeted Initiative for Older Workers	7,543,029	11,669,804

Bridge Training Program	5,200,000	6,240,000
Electronic Medical Record (EMR) Project	3,714,000	11,055,500
Labour Market Agreement	0	192,529,000
Wait Times Reduction Fund	0	96,281,000
Other	329,716,304	363,467,833

TOTAL GOVERNMENT OF CANADA	21,614,648,306	22,276,619,412

The Canada Health Transfer (CHT) is a federal block transfer that supports health care spending in the provinces and territories. Beginning in 2014-15, the CHT has been allocated to provinces and territories on an equal per capita basis. To receive CHT transfers, provinces and territories must comply with the principles of the Canada Health Act.

The Canada Social Transfer (CST) is a federal block transfer that supports provincial and territorial expenditures on post-secondary education, social assistance and social services, including early childhood development, and early learning and child care services. Beginning in 2007-08, the CST has been allocated to provinces and territories on an equal per capita basis. To receive CST transfers, provinces and territories cannot impose residency requirements in determining eligibility for social assistance to Canadian citizens, permanent residents, persons with a temporary resident permit, and refugee claimants waiting to receive permanent resident status.

Equalization is the federal government’s transfer program for addressing fiscal disparities among provinces. The Equalization program aims to ensure that provincial governments have sufficient revenues to provide reasonably comparable levels of public services at reasonably comparable levels of taxation. Equalization payments are unconditional – receiving provinces are free to spend the funds according to their own priorities.

The Labour Market Development Agreement (LMDA) provides for the transfer to Ontario of labour market development programs and services previously run by the federal government. LMDA funding supports Ontario’s skills and employment training programs, particularly for those who are eligible for Employment Insurance (EI) benefits. The LMDA is funded under the legislative authority of Part II of the Employment Insurance Act.

Social Housing Agreement reimbursements are the federal portion of the cost of subsidizing low-rental housing programs. The Province receives funding from the Canada Mortgage and Housing Corporation (CMHC) to administer social housing in Ontario.

Indian Welfare Services Agreement payments assist the Province in providing welfare services and programs to persons living on Indian reserves. The agreement supports welfare services and programs provided on reserves that are equal to those available to persons living in other communities.

On April 1, 2014, the Canada-Ontario Job Fund Agreement (JFA) replaced Canada-Ontario Labour Market Agreement (LMA). The JFA provides funding for labour market programs and services that focus on skills development for unemployed individuals who are not Employment Insurance clients and employed individuals who require further training such as those who do not have a high school diploma, or recognized certification or who have low levels of literacy and essential skills. The JFA also makes provision for the support of employer-sponsored training for certain eligible training costs provided by an eligible third-party institution.

Infrastructure funding to Ontario is provided through the Building Canada Fund, the agreement for Investment in Affordable Housing, and other agreements that support construction, renewal, improvement and expansion of the province’s physical capital, including roads, bridges, public transit and water systems.

Bilingualism Development reimbursements are the federal government’s portion of the cost of providing services in both official languages and of providing adequate educational facilities for teaching the second official language. The federal government also contributes to Ontario’s initiatives in French-language schools, such as the establishment of administrative structures in new French-language school boards, and initiatives designed to improve the achievements of French-language students.

Under the Labour Market Agreement for Persons with Disabilities (LMAPD), the federal government provides contributions to Ontario to support measures enhance the employability of persons with disabilities, and increase the employment opportunities available to persons with disabilities by addressing employer needs and encouraging employers to remove barriers faced by persons with disabilities. Additionally, the LMAPD aims to demonstrate the results to Canadians of investments made under the agreement as evidenced by enhanced employability and increased labour participation of persons with disabilities.

Legal Aid payments are the federal government’s contribution to assist in providing legal aid services to economically disadvantaged people in serious criminal matters and proceedings under the Youth Criminal Justice Act (Canada). They also help ensure that certain minimum standards of legal aid are maintained in accordance with the Agreement Respecting Legal Aid in Criminal Law, the Youth Criminal Justice Act (Canada) and immigration and refugee matters.

Youth justice transfer payment programs are ongoing, and mandated under the Youth justice transfer payment programs are ongoing, and mandated under the Youth Criminal Justice Act (Canada). The federal government cost shares a portion of the Youth Justice Services expenditures.

Growing Forward 2 is a federal-provincial initiative that encourages innovation, competitiveness and market development in Canada’s agri-food and agri-products sector. In Ontario, Growing Forward 2 offers resources, tools and cost-shared funding assistance to eligible producers, processors, organizations and collaborations to grow their profits, expand markets and manage shared risks.

Student Assistance includes Canada Study Grants and the administration of Canada Student Loans. Canada Study Grants are provided to students with dependants, high-need part-time students, students with disabilities, and women in doctoral studies.

The Immigration Holds Agreement represents reimbursement by the federal government for the cost of detaining people awaiting an immigration examination, inquiry or removal.

Canada Health Infoway’s Interoperable Electronic Health Record (iEHR) investment program supports jurisdictional projects that will build interoperable EHR systems. Federal funding to Ontario is provided under the Interoperable Electronic Health Record/Health Information Access Layer (iEHR/HIAL) Agreement. These solutions will enable authorized health care providers to view and, in some cases, update a patient’s essential health information.

The Targeted Initiative for Older Workers (TIOW) is a federal-provincial cost-shared program that helps unemployed workers aged 55 to 64. TIOW is available in communities of fewer than 250,000 people that have high unemployment or rely to a large extent on single industries. The initiative helps older workers find programs and services that increase their ability to find work, reintegrate back into employment and ensure that they remain active and productive workers while their communities undergo adjustment.

Federal government funding for the Ontario Bridge Training Program supports programs for skilled immigrants who are facing barriers to workforce integration and retention in the Ontario labour market.

Funding is received from Canada Health Infoway to support efforts to increase the number of clinicians adopting and using an electronic medical record (EMR) system.

The Canada-Ontario Labour Market Agreement (LMA) expired on March 31, 2014, and was replaced by the Canada-Ontario Job Fund Agreement (JFA). The LMA provided funding for labour market programs and services that focus on skills development for unemployed individuals who are not eligible for Employment Insurance benefits and employed individuals who do not have a high school diploma or recognized certification, or who have low levels of literacy and essential skills.

The Wait Times Reduction Fund expired on March 31, 2014. The Wait Times Reduction Fund was established at the 2004 First Ministers’ Meeting to assist provinces and territories in reducing medical wait times by investing in key activities in areas of training and hiring of health professionals, capacity building for regional centres of excellence and backlog clearance.

Other payments from the federal government included, among others:

a)	Transfers to Government Organizations such as Agricorp and Toronto Organizing Committee for the 2015 Pan American and Parapan American Games (Toronto 2015);

b)	Funding to support sector-specific services covered under different agreements, such as the First Nation Policing Agreement, Biology Casework Analysis Contribution Program Agreement for DNA testing, and Supporting Families Fund agreement for family law services;

c)	Annual subsidies under the Constitution Act, 1907; and

d)	Interest on the Common School Fund.

INCOME FROM GOVERNMENT ENTERPRISES	2015	2014
	$	$

Ontario Lottery and Gaming Corporation	1,955,037,000	2,009,034,000
Liquor Control Board of Ontario	1,830,739,000	1,721,054,000
Ontario Power Generation Inc.	1,056,000,000	809,000,000
Hydro One Inc.	732,800,000	796,000,000

TOTAL INCOME FROM GOVERNMENT ENTERPRISES	5,614,576,000	5,337,065,000

Source: Ontario Ministry of Finance

Income from Government Enterprises represents amounts received by the Province from government business enterprises.

The Ontario Lottery and Gaming Corporation (OLG) conducts and manages lottery games, resort casinos, casinos, and slots on behalf of the Province of Ontario. The Province consolidates the net income from OLG’s lotteries, resort casinos, casinos and slots. The net income also includes 20% of gross gaming revenue from Caesars Windsor, Casino Niagara, Niagara Fallsview Casino Resort and Casino Rama, as well as 20% of gross gaming revenue from its slots at the Great Blue Heron Charity Casino.

In 2014-15 the proceeds from OLG lotteries, casinos and slots were allocated by the Province of Ontario to the following Ministries and programs: $115 million to the Ontario Trillium Foundation for grants to charities and not-for-profit organisations, $38 million to the Ministry of Health and Long-Term Care to support problem gambling and related programs for prevention, treatment and research, $10 million to the Ministry of Tourism, Culture and Sport for direct financial support to Ontario high-performance athletes and enhanced coaching development, with the balance being applied to the Ministry of Health and Long-Term Care for the operation of hospitals.

In 2014-15 the proceeds from OLG resort casinos were allocated by the Province of Ontario to general government priorities such as health care, education, public infrastructure, and horseracing support.

Liquor Control Board of Ontario (LCBO) profits are generated from the sale of beer, wine, coolers, and spirits.

OPG and Hydro One Inc. (now a subsidiary of Hydro One Limited) are successor companies to the former Ontario Hydro. OPG revenue is derived primarily from the sale of electricity from its generating stations. Hydro One revenue is derived primarily from the transmission and distribution of electricity. Prior to the November 5, 2015 initial public offering of shares in Hydro One Limited, the Province exchanged its shares in Hydro One Inc. for shares in Hydro One Limited. The Province’s proportional share of net income from Hydro One Limited (and previously Hydro One Inc.) and the net income from OPG are consolidated in the Province’s finances.

	2015	2014
	$	$
OTHER REVENUE

Sales and Rentals	2,335,503,548	1,159,545,300

Fees, Licences and Permits:
Vehicle and Driver Registration Fees	1,432,930,258	1,248,496,871

Other fees and licences:
Local registrars	51,024,386	50,131,898
Personal Property Security Act	44,596,132	42,477,696
Drive Clean	14,614,961	28,244,163
Companies – Incorporations	22,284,939	21,630,744
Gaming Revenues	16,469,341	17,568,745
Other	544,397,043	598,486,402

Total Fees, Licences and Permits	2,126,317,060	2,007,036,519

Royalties:
Gross Revenue Charge – Water Rental Component	126,747,213	118,704,628
Teranet – Polaris Royalties	33,000,000	33,000,000
Crown Charges – Forestry	32,775,429	33,016,382
Other	82,393,880	57,663,758

Total Royalties	274,916,522	242,384,768

Recovery of Prior Years’ Expenditures	564,783,319	788,471,658

Reimbursement of Expenditures	984,799,526	961,984,924

Fines and Penalties	57,791,481	59,516,241

Miscellaneous:
Electricity Debt Retirement Charge	956,000,000	954,000,000
Power Supply Contract Recoveries	950,000,000	1,296,000,000
Net Reduction of Power Purchase Contracts	217,000,000	243,000,000
Independent Electricity System Operator Revenue	240,483,460	159,753,988
Other	334,174,971	460,066,181

Total Miscellaneous	2,697,658,431	3,112,640,169

TOTAL OTHER REVENUE	9,041,724,888	8,331,579,579

Source: Ontario Ministry of Finance

Sales and Rentals includes proceeds from the disposal of real property, supplies and equipment, rental of real property, leasing of Crown land and sales of goods and services provided by Provincial institutions.

Vehicle and Driver Registration fees include vehicle registration, carrier, and driver fees. Vehicle registration fees are for the authorization to operate a motor vehicle on a public road. For commercial vehicles the latest fee ranges from $185 to $4,601. The fees in 2014 for passenger vehicles and light commercial vehicles weighing 3,000 kilograms or less used for personal purposes were $98 per year in Southern Ontario and $49 per year in Northern Ontario. Fees for motorcycles and mopeds were $42 and $12 per year respectively in Southern Ontario and $21 and $12 per year respectively in Northern Ontario. Driver fees consist primarily of driver license renewals.

The registrar’s fees consist of fees collected by the Ontario Superior Court of Justice in estates matters as authorized under the Administration of Justice Act and the issuing, signing and filing fees for court related documents in civil matters.

Personal Property registration service fees are remittances for the registration and searches of personal property pledged as collateral to secure a loan. The fees are collected at the time of registration or search.

The modernized Drive Clean program was implemented effective January 1st 2013. Fees for the program are chargeable to the public for vehicle emissions testing, known as a “Drive Clean Emissions test.

Companies’ service fees are remittances for registration, searches and certificates pertaining to incorporations, limited partnerships and business names. The fees are collected at the time of registration or search.

Gaming-related fees collected by the Alcohol and Gaming Commission of Ontario include fees for registering commercial suppliers and gaming employees of charitable gaming events, casinos, charity casinos and slot machine facilities. Also included are fees for issuing licences to conduct and manage lottery schemes such as raffles.

Effective January 1, 2001, persons who by virtue of an agreement, lease or other writing are entitled to occupy public lands are required to pay a water rental charge calculated at a rate of 9.5% on gross revenues from the annual generation from hydro-electric-generating stations.

Crown Charges – Timber royalties are remittances for the harvesting of Crown timber on Crown land or when timber rights are reserved to the Crown on patent land. Crown charges are typically charged on a per cubic metre basis related to the tree species, end products produced and harvest volume. A base price per cubic metre, adjusted annually, is established as a minimum price. The minimum price for most harvested timber during 2014-2015 was set at zero (bioproducts only), $4.38, or $0.59 per cubic metre depending on the tree species and commodity group. The $0.59 per cubic metre reflects the rate for several underutilized species and the economic volatility in the forest industry. A residual value price, based on a percentage of the difference between the cost of manufacturing and the selling price of the forest product, is also assessed. This component based on commodity market prices is adjusted monthly and varied from $0.00 to $4.90 per cubic metre.

Beginning in 2006, funds for the Forest Resource Inventory (FRI) have been collected through the stumpage system. In 2014-2015 the FRI rate was set at either $2.50 or $0.59, depending on species group and end-use, and set aside in the Forestry Futures Trust fund account for FRI expenses until a $10 million balance in the FRI account was achieved. After reaching the $10 million level, the FRI charge is set to zero, which occurred for this fiscal year in October 2014. The FRI collection results in no net effect to the forest industry with respect to stumpage charges, as the minimum price is reduced an equivalent amount to FRI charges, while FRI charges are being collected.

Teranet – Polaris Royalties – The Province completed the sale of its 50% ownership in Teranet in 2003-04. As part of this transaction, the Province agreed to suspend royalties from Teranet for a period of 13.67 years to March 31, 2017 in exchange for a lump sum payment of $205 million. The $205 million represents deferred royalties to be earned by the Province in future years and have been recognized in the Province’s accounts as deferred revenue. The deferred revenue is amortized to revenue over the life of the royalty suspension agreement. The annual amortization is $15 million throughout 2016-17.

In 2010-11 the Province negotiated an extension to the original Teranet agreement, resulting in a 50 year extension beyond the original amortization schedule. $1 billion in cash was received in 2010-11, and this amount represents deferred royalties to be amortized over a 56 year period from fiscal 2011-12 to 2066-67. The annual amortization for the extension is $18 million, for a combined total of $33 million per year for the years 2011-12 through 2016-17.

Recovery of Prior Years’ Expenditures represents monies recovered subsequent to the fiscal year- end in which the related expenditures were made. These receipts represent amounts, which, except for the timing of the recovery, would have been classified as expenditure refunds.

Reimbursements of expenditures are repayments of expenses incurred by the government under formal agreement, understanding or arrangement that the expenses will be recovered in whole or in part.

Fines and Penalties are remittances for infractions of laws, regulations and rules.

Revenues under “Power Supply Contract Recoveries” arise from the reselling of power and recovery from electricity consumers of the cost of power supply agreements of the Ontario Electricity Financial Corporation (OEFC), the legal continuation of the former Ontario Hydro.

The electricity Debt Retirement Charge (DRC) is paid by electricity consumers based on consumption of electricity. Prior to 2016, the DRC was payable by most electricity consumers. As of January 1, 2016, residential electricity users will be exempted from paying the DRC. Legislative amendments enacted in December 2015 provide that the DRC will cease to be payable by other consumers (commercial, industrial and other non-residential) as of April 1, 2018.

Power purchase contracts were entered into by the former Ontario Hydro with non-utility generators (NUGs) located in Ontario. As the legal continuation of Ontario Hydro, as of April 1, 1999, the OEFC is the counterparty to these contracts. The contracts provide for the purchase of power at prices that were expected to be in excess of market prices. Accordingly, a power purchase contract liability was recorded. Under legislated reforms to the electricity market, OEFC began receiving actual contract prices for power from ratepayers, effective January 1, 2005, and no longer incurs losses on these power purchase contracts. At that time, the Ministry of Finance estimated that the bulk of the liability would be eliminated over 12 years, as existing electricity contracts expire. As a result, OEFC is amortizing the bulk of the liability to revenue over that period. In addition, effective January 1, 2009, OEFC entered into a support contract with OPG whereby OPG agreed to maintain the reliability and availability of Lambton and Nanticoke coal-fired stations following implementation of a greenhouse gas emissions-reduction strategy up to the end of December 31, 2014. Under the contract, OEFC agreed to ensure OPG would recover the actual costs of operating the stations after implementing this strategy. Any costs to OEFC under this agreement were fully recovered from ratepayers. As at December 31, 2013, OEFC triggered an early termination clause in the contract to reflect the advanced closure of these plants by one year to the end of 2013. OPG was allowed to recover actual costs that could not reasonably be avoided or mitigated, during the period from the early shut down date until December 31, 2014, consistent with the original end date of the contract.

The Reduction of Power Purchase Contracts represents the effective elimination over time of the power purchase contract liability. The amount of change reflects the deduction for estimated in-year losses used to calculate the liability prior to the legislated reforms to the electricity market that effectively eliminated over time the power purchase liability.

The Independent Electricity System Operator (IESO) was amalgamated with the former Ontario Power Authority as of January 1, 2015. The IESO operates independently as a non-profit corporation without share capital, licensed by the Ontario Energy Board. The IESO directs the operation and maintains the reliability of the province’s power system and plans for adequate long-term electricity supply. IESO’s revenue is derived primarily from OEB-approved fees for each megawatt of electricity withdrawn from the IESO-controlled grid.

	2015	2014

TOTAL REVENUES	$118,546,418,009	$115,911,272,809

PUBLIC DEBT

Publicly Held Debt Summary

Publicly held debt is debt issued to the general public. As at March 31, 2015, the total publicly held debt issued was $302,644 million, $236,673 million of which was issued in Canadian dollars (includes $14,631 million of treasury bills), $48,087 million in U.S. dollars (includes $6,304 million in U.S. commercial paper), $11,489 million in euros, $2,330 million in Swiss francs and $4,065 million in other currencies.

From April 1, 2015 through December 15, 2015, the Province announced public offerings of bonds and notes totaling approximately $22.4 billion of which $21.3 billion were for provincial purposes and $1.1 billion was debt incurred for the OEFC. The tables below provide a summary of the publicly held debt issued by the Province from April 1, 2015 through December 15, 2015 for provincial purposes.

Debt Issuances Since 2014-15 Fiscal Year End

(from April 1, 2015 to December 15, 2015)

DEBT ISSUED BY THE PROVINCE FOR PROVINCIAL PURPOSES

Series	Date of Issue	Date of Maturity	Interest Rate %	Funds	Principal	References
					(in millions)
DMTN228	May 5, 2015	December 2, 2046	2.900	Canadian$	650.0	(2) (4)
DMTN227	May 8, 2015	June 2, 2025	2.600	Canadian$	650.0	(2) (5)
ADI4	May 19, 2015	August 26, 2025	3.100	AUD	100.0	(2) (6)
G70	May 21, 2015	May 21, 2020	1.875	US$	2,000.0	(2) (7)
DMTN228	June 2, 2015	December 2, 2046	2.900	Canadian$	750.0	(2) (4)
DMTN227	June 8, 2015	June 2, 2025	2.600	Canadian$	550.0	(2) (5)
DMTN227	June 12, 2015	June 2, 2025	2.600	Canadian$	650.0	(2) (5)
OSB2015	June 21, 2015	Various	Various	Canadian$	64.0	(10)
DMTN228	June 23, 2015	December 2, 2046	2.900	Canadian$	600.0	(2) (4)
DMTN227	July 14, 2015	June 2, 2025	2.600	Canadian$	650.0	(2) (5)
DMTN228	July 17, 2015	December 2, 2046	2.900	Canadian$	1,300.0	(2) (4)
DMTN228	July 30, 2015	December 2, 2046	2.900	Canadian$	1,000.0	(2) (4)
DMTN227	August 5, 2015	June 2, 2025	2.600	Canadian$	550.0	(2) (5)
DMTN228	August 11, 2015	December 2, 2046	2.900	Canadian$	600.0	(2) (4)
DMTN227	September 1, 2015	June 2, 2025	2.600	Canadian$	650.0	(2) (5)
DMTN228	September 3, 2015	December 2, 2046	2.900	Canadian$	750.0	(2) (4)
DMTN200	September 9, 2015	June 2, 2020	4.200	Canadian$	1,150.0	(2) (8)
DMTN227	October 5, 2015	June 2, 2025	2.600	Canadian$	1,150.0	(2) (5)
DMTN228	October 13, 2015	December 2, 2046	2.900	Canadian$	600.0	(2) (4)
DMTN212	October 21, 2015	June 2, 2022	3.150	Canadian$	1,500.0	(2) (9)
DMTN227	October 23, 2015	June 2, 2025	2.600	Canadian$	750.0	(2) (5)
DMTN228	October 27, 2015	December 2, 2046	2.900	Canadian$	600.0	(2) (4)
DMTN228	November 3, 2015	December 2, 2046	2.900	Canadian$	600.0	(2) (4)
DMTN227	November 4, 2015	June 2, 2025	2.600	Canadian$	800.0	(2) (5)
ADI4	November 12, 2015	August 26, 2025	3.100	AUD	40.0	(2) (6)
DMTN227	December 4, 2015	June 2, 2025	2.600	Canadian$	1,250.0	(2) (5)
DMTN228	December 10, 2015	December 2, 2046	2.900	Canadian$	600.0	(2) (4)
DMTN218	December 15, 2015	September 8, 2018	2.100	Canadian$	750.0	(2) (11)

Province:

(2)	Interest is paid semi-annually.
(4)	DMTN228: During the fiscal year 2015-16, the Series DMTN228 was re-opened, bringing the total issue size to $11,050 million, including $150 million for OEFC.
(5)	DMTN227: During the fiscal year 2015-16, the Series DMTN227 was re-opened, bringing the total issue size to $13,600 million, including $1,050 million for OEFC.
(6)	ADI4: The Province entered into currency exchange agreements that effectively converted 140 million of these Australian dollar obligations to Canadian dollar obligations at an exchange rate of 0.95225.
(7)	G70: The Province entered into currency exchange agreements that effectively converted 2,000 million of these US dollar obligations to Canadian dollar obligations at an exchange rate of 1.27821.
(8)	DMTN200: During the fiscal year 2015-16, the Series DMTN200 was re-opened, bringing the total issue size to $10,800 million, including $775 million for OEFC.
(9)	DMTN212: During the fiscal year 2015-16, the Series DMTN212 was re-opened, bringing the total issue size to $12,250 million, including $478 million for OEFC.
(10)	Ontario Savings Bonds Series 2015 were available in various types, maturities and interest rates. This was the 21st issue of provincial savings bonds. The total proceeds from this issue were $64 million.
(11)	DMTN218: During the fiscal year 2015-16, the Series DMTN218 was re-opened, bringing the total issue size to $8,000 million, including $372 million for OEFC.

DEBT ISSUED BY THE PROVINCE FOR ONTARIO ELECTRICITY FINANCIAL CORPORATION (OEFC)

Series	Date of Issue	Date of Maturity	Interest Rate %	Funds	Principal	References
					(in millions)

DMTN227	May 8, 2015	June 2, 2025	2.600	Canadian$	100.0	(2) (5)
DMTN227	June 8, 2015	June 2, 2025	2.600	Canadian$	200.0	(2) (5)
DMTN227	June 12, 2015	June 2, 2025	2.600	Canadian$	100.0	(2) (5)
DMTN227	July 14, 2015	June 2, 2025	2.600	Canadian$	100.0	(2) (5)
DMTN227	August 5, 2015	June 2, 2025	2.600	Canadian$	200.0	(2) (5)
DMTN227	September 1, 2015	June 2, 2025	2.600	Canadian$	100.0	(2) (5)
DMTN200	September 9, 2015	June 2, 2020	4.200	Canadian$	100.0	(2) (8)
DMTN227	October 5, 2015	June 2, 2025	2.600	Canadian$	150.0	(2) (5)

OEFC:

(2)	Interest is paid semi-annually.
(5)	DMTN227: During the fiscal year 2015-16, the Series DMTN227 was re-opened, bringing the total issue size to $13,600 million, including $1,050 million for OEFC.
(8)	DMTN200: During the fiscal year 2015-16, the Series DMTN200 was re-opened, bringing the total issue size to $10,800 million, including $775 million for OEFC.

Outstanding Debt as at March 31, 2015 Fiscal Year End

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

DEBT ISSUED FOR PROVINCIAL PURPOSES

NON-PUBLIC DEBT

PAYABLE IN CANADA IN CANADIAN DOLLARS

To Canada Pension Plan Investment Board:

Year ending March 31

2016	2008	CPP	4.68	42,300,000
2017	2008	CPP	4.08 to 4.88	91,896,000
2019	1999	CPP	5.81 to 5.84	45,270,000
2020	2000	CPP	5.50 to 6.91	869,889,000
2021	2001	CPP	6.33 to 6.67	609,834,000
2022	2002	CPP	6.22 to 6.47	330,994,000
2024	2004	CPP	5.26 to 5.97	688,007,000
2025	2005	CPP	5.15 to 5.79	1,133,182,000
2026	2006	CPP	4.67 to 5.19	574,612,000
2031	2009	CPP	4.79	43,880,000
2032	2009	CPP	4.75	52,000,000
2036	2006-2014	CPP	3.41 to 4.73	725,953,000
2037	2007	CPP	4.50 to 4.76	351,269,000
2038	2008	CPP	4.63 to 4.68	241,756,000
2039	2009	CPP	4.70 to 5.48	493,439,000
2040	2010-2012	CPP	4.36 to 5.03	1,179,395,000
2041	2011	CPP	4.20 to 4.86	799,613,000
2042	2012	CPP	4.23 to 4.56	954,179,000
2043	2013	CPP	3.36 to 3.62	775,272,000

				10,002,740,000	(3)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

To Ontario Immigrant Investor Corporation:

Year ending March 31

2016	2011	OIIC130-138	Zero	230,062,447

Less: Unamortized Discount				2,172,481

				227,889,966

2017	2012 - 2013	OIIC139-143	1.917 to 2.501	19,823,105
2018	2013	OIIC144-145	2.04 to 2.21	14,277,402
2019	2014	OIIC146-156	2.02 to 2.53	57,095,610
2020	2015	OIIC157-168	1.11 to 2.18	33,734,574

				124,930,691

Total Ontario Immigrant Investor Corporation				352,820,657	(4)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

To Canada Mortgage and Housing Corporation:

Year ending March 31

2000-2016	1976	CMHC	5.375 to 10.75	1,625,896
2000-2017	1977	CMHC	7.625 to 10.75	2,376,386
2000-2018	1977-1979	CMHC	7.625 to 13.00	9,438,413
2000-2019	1977-1980	CMHC	7.625 to 15.25	13,547,853
2000-2020	1977-1980	CMHC	7.625 to 15.75	24,952,646
2000-2021	1979-1981	CMHC	9.50 to 15.75	13,689,852
2000-2022	1982	CMHC	9.75 to 15.75	620,408

				66,251,454	(5)

TOTAL NON-PUBLIC DEBT				10,421,812,111

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PUBLICLY HELD DEBT

PAYABLE IN CANADA IN CANADIAN DOLLARS

May 12, 2015	May 12, 2010	DMTN203	3M CBA + 0.18	40,000,000	(6)
September 1, 2015	September 1, 2000	DMTN1	6.25	34,000,000	(6)
September 8, 2015	March 9, 2010	DMTN201	3.15	2,150,000,000
October 5, 2015	October 5, 2010	DMTN205	3M CBA + 0.23	1,121,000,000	(6)
March 8, 2016	February 14, 2006	DMTN163	4.40	1,250,000,000
April 12, 2016	April 12, 2011	DMTN209	3M CBA + 0.125	1,090,000,000	(6)
June 2, 2016	June 29, 2005	DMTN149	Step-up	200,000,000	(7)
June 24, 2016	June 24, 2009	DMTN196	3M CBA + 0.62	275,000,000	(6)
June 27, 2016	May 27, 2011	DMTN210	3M CBA + 0.18	1,000,000,000	(6)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

September 8, 2016	February 16, 2011	DMTN208	3.20	807,000,000
September 14, 2016	July 14, 2011	DMTN211	3M CBA + 0.15	1,050,000,000	(6)
December 2, 2016	December 7, 2004	DMTN132	4.875	200,000,000
December 2, 2016	August 22, 2005	DMTN152	Step-up	300,000,000	(8)
March 8, 2017	January 25, 2007	DMTN173	4.30	3,100,000,000	(6)
September 8, 2017	January 20, 2012	DMTN213	1.90	6,350,000,000
September 22, 2017	February 22, 2013	DMTN219	3M CBA + 0.19	1,119,500,000	(6)
November 23, 2017	November 23, 2012	DMTN217	3M CBA + 0.25	750,000,000	(6)
March 8, 2018	March 10, 2008	DMTN183	4.20	1,560,000,000
May 30, 2018	May 30, 2013	DMTN221	3M CBA + 0.12	775,000,000	(6)
June 2, 2018	August 28, 2003	DMTN79	5.50	605,000,000	(6)
August 28, 2018	August 28, 2013	DMTN222	3M CBA + 0.16	600,800,000	(6)
September 8, 2018	January 15, 2013	DMTN218	2.10	6,878,000,000
December 3, 2018	December 3, 2013	DMTN224	3M CBA + 0.15	937,000,000	(6)
June 2, 2019	April 19, 2004	DMTN105	5.35	100,000,000	(6)
June 2, 2019	April 17, 2009	DMTN195	4.40	7,050,000,000	(6)
August 26, 2019	August 26, 2014	DMTN226	3M CBA.+ 0.09	1,921,000,000	(6)
September 8, 2019	June 5, 2014	DMTN225	2.10	3,400,000,000
June 2, 2020	February 22, 2005	DMTN140	4.85	562,000,000
June 2, 2020	February 23, 2010	DMTN200	4.20	8,875,000,000
September 4, 2020	September 4, 1998	LY	6.30	15,000,000
June 2, 2021	December 27, 2007	DMTN180	4.50	75,000,000	(6)
June 2, 2021	January 12, 2011	DMTN207	4.00	8,915,000,000
June 2, 2022	November 8, 2011	DMTN212	3.15	10,271,700,000
July 13, 2022	July 13, 1992	HC	9.50	1,590,438,000

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

June 2, 2023	November 6, 2012	DMTN215	2.85	9,322,700,000
September 8, 2023	September 8, 1993	HP	8.10	940,570,000
September 8, 2023	July 31, 2007	DMTN177	4.95	75,000,000
June 2, 2024	November 25, 2013	DMTN223	3.50	10,000,000,000
June 2, 2025	December 20, 1994	JE	9.50	460,000,000
June 2, 2025	January 9, 2015	DMTN227	2.60	4,900,000,000
December 2, 2025	October 5, 1995	JQ	8.50	1,000,000,000
February 6, 2026	February 6, 1996	JY	8.00	12,500,000
June 2, 2026	December 21, 1995	JU	8.00	1,000,000,000
December 2, 2026	February 13, 1997	KR	8.00	386,500,000
December 2, 2026	January 20, 1999	MH	7.00	124,584,000	(9)
February 3, 2027	August 5, 1997	KN	7.50	58,220,000
February 3, 2027	August 5, 1997	KT	6.95	8,726,000
February 3, 2027	April 1, 1998	KY	7.50	11,549,000
February 3, 2027	December 4, 1998	LA	7.50	5,507,000
February 4, 2027	February 4, 1998	KQ	7.375	990,000
June 2, 2027	October 17, 1996	KJ	7.60	4,734,700,000
August 25, 2028	February 25, 1998	LQ	6.25	2,020,000
March 8, 2029	January 8, 1998	LK	6.50	4,727,000,000
January 13, 2031	September 8, 1995	JN	9.50	125,000,000
June 2, 2031	March 27, 2000	NF	6.20	3,000,000,000
June 2, 2031	November 25, 2010	DMTN206	5.20	133,300,000
March 8, 2033	February 17, 2003	DMTN61	5.85	4,674,610,000
March 8, 2033	April 29, 2004	DMTN110	5.85	188,000,000
March 8, 2033	July 23, 2004	DMTN116	5.85	100,000,000	(6)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

July 13, 2034	September 21, 2005	DMTN157	5.00	47,500,000	(10)
November 3, 2034	November 3, 1994	HY	9.75	248,800,000
January 10, 1995 to January 10, 2035	November 30, 1994	HZ	9.4688	2,315,904	(11)
“	“	JA	9.4688	3,734,522	(11)
“	“	JB	9.4688	8,482,324	(11)
“	“	JC	9.4688	4,764,354	(11)
“	“	JD	9.4688	3,171,134	(11)
January 12, 2035	January 12, 2007	JG	9.50	110,950,000
February 8, 2035	February 8, 1995	JJ	9.875	32,000,000
June 2, 2035	August 25, 2004	DMTN119	5.60	6,882,300,000
June 2, 2035	January 12, 2005	DMTN133	5.35	150,000,000	(12)
June 20, 2036	June 20, 1996	KC	8.25	98,984,000
December 1, 2036	March 8, 2006	DMTN158	2.00 Real Return	2,486,504,001	(13)
June 2, 2037	February 22, 2006	DMTN164	4.70	8,700,000,000
December 2, 2037	February 1, 2005	DMTN138	5.20	100,000,000
June 2, 2038	July 28, 2004	DMTN117	10.00	75,000,000	(14)
June 20, 2038	September 16, 1996	KG	8.10	120,000,000
July 13, 2038	July 29, 1998	LS	5.75	50,000,000
August 25, 2038	August 17, 1998	LT	6.00	86,500,000
June 2, 2039	January 15, 2008	DMTN182	4.60	9,600,000,000
July 13, 2039	February 2, 1999	MK	5.65	232,200,000
December 2, 2039	February 25, 2000	NE	5.70	1,489,000,000

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

July 13, 2040	April 18, 2002	DMTN44	6.20	100,000,000
June 2, 2041	June 15, 2010	DMTN204	4.65	11,368,000,000
December 2, 2041	August 15, 2001	DMTN10	6.20	340,000,000
March 8, 2042	December 4, 2001	DMTN29	6.00	41,000,000
June 2, 2042	January 18, 2002	DMTN33	6.00	240,000,000
June 2, 2043	February 24, 2003	DMTN62	5.75	75,000,000
June 2, 2043	January 31, 2012	DMTN214	3.50	11,000,000,000
June 2, 2044	September 13, 2006	DMTN169	4.60	27,000,000
January 10, 2045	May 25, 1995	JL	8.435	35,531,176	(15)
March 1, 2045	March 1, 1995	JK	9.50	150,000,000
June 2, 2045	August 31, 2005	DMTN153	4.50	175,000,000
June 2, 2045	May 10, 2013	DMTN220	3.45	15,525,000,000
June 2, 2046	May 24, 2006	DMTN166	4.85	154,700,000
December 2, 2046	February 2, 2015	DMTN228	2.90	2,850,250,000
June 2, 2047	February 28, 2007	DMTN176	4.50	158,000,000
June 2, 2048	May 6, 2008	DMTN184	4.70	50,000,000
June 2, 2054	July 22, 2008	DMTN185	4.60	40,000,000
June 2, 2062	November 8, 2012	DMTN216	3.25	475,000,000

				194,295,601,415

CPI adjustment to Real Return Swap				(44,653,614)	(13)

				194,250,947,801

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

ONTARIO SAVINGS BONDS

June 21, 2015	June 21, 2008	Annual	Variable	10,591,600
June 21, 2015	June 21, 2008	Compound	Variable	12,609,900
June 21, 2015	June 21, 2010	Annual	Step-up	343,675,700
June 21, 2015	June 21, 2010	Compound	Step-up	183,851,500
June 21, 2015	June 21, 2012	Annual	Variable	1,847,300
June 21, 2015	June 21, 2012	Compound	Variable	3,671,700
June 21, 2015	June 21, 2012	Annual	1.50	6,839,900
June 21, 2015	June 21, 2012	Compound	1.50	5,534,900
June 21, 2016	June 21, 2009	Annual	Variable	5,424,200
June 21, 2016	June 21, 2009	Compound	Variable	6,653,900
June 21, 2016	June 21, 2011	Annual	Step-up	210,260,000
June 21, 2016	June 21, 2011	Compound	Step-up	101,317,300
June 21, 2016	June 21, 2013	Annual	Variable	5,811,400
June 21, 2016	June 21, 2013	Compound	Variable	7,084,600
June 21, 2016	June 21, 2013	Annual	1.50	5,602,400
June 21, 2016	June 21, 2013	Compound	1.50	5,635,600
June 21, 2017	June 21, 2010	Annual	3.75	9,773,600
June 21, 2017	June 21, 2010	Compound	3.75	8,723,900
June 21, 2017	June 21, 2012	Annual	Step-up	332,929,700
June 21, 2017	June 21, 2012	Compound	Step-up	231,194,200
June 21, 2017	June 21, 2014	Annual	Variable	8,052,900
June 21, 2017	June 21, 2014	Compound	Variable	8,467,000
June 21, 2017	June 21, 2014	Annual	1.35	3,472,000
June 21, 2017	June 21, 2014	Compound	1.35	3,261,700

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

June 21, 2018	June 21, 2011	Annual	3.20	6,629,100
June 21, 2018	June 21, 2011	Compound	3.20	6,371,300
June 21, 2018	June 21, 2013	Annual	Step-up	202,544,800
June 21, 2018	June 21, 2013	Compound	Step-up	83,150,000
June 21, 2019	June 21, 2014	Annual	Step-up	296,206,800
June 21, 2019	June 21, 2014	Compound	Step-up	168,163,100
June 21, 2020	June 21, 2010	Annual	4.25	42,201,100
June 21, 2020	June 21, 2010	Compound	4.25	30,624,700
June 21, 2021	June 21, 2011	Annual	3.80	11,647,400
June 21, 2021	June 21, 2011	Compound	3.80	13,254,500
June 21, 2022	June 21, 2012	Annual	2.80	4,034,600
June 21, 2022	June 21, 2012	Compound	2.80	5,142,100
June 21, 2023	June 21, 2013	Annual	3.10	10,615,800
June 21, 2023	June 21, 2013	Compound	3.10	7,143,700
June 21, 2024	June 21, 2014	Annual	3.10	19,942,400
June 21, 2024	June 21, 2014	Compound	3.10	9,448,100

Active Series				2,439,406,400	(16)
Matured Series				60,182,600	(17)

TOTAL ONTARIO SAVINGS BONDS				2,499,589,000

TOTAL PAYABLE IN CANADA IN CANADIAN DOLLARS				196,750,536,801

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PAYABLE IN GLOBAL MARKET IN CANADIAN DOLLARS

October 9, 2018	October 9, 2014	G68	1.75	500,000,000
February 7, 2024	February 7, 1994	HS	7.50	1,106,700,000

TOTAL PAYABLE IN GLOBAL MARKET IN CANADIAN DOLLARS				1,606,700,000

PAYABLE IN EUROPE IN CANADIAN DOLLARS

October 21, 2015	October 21, 2005	EMTN73	3M CBA + 0.03	250,000,000	(6)
July 13, 2034	July 13, 1994	EMTN5	9.40	300,000,000

TOTAL PAYABLE IN EUROPE IN CANADIAN DOLLARS				550,000,000

Foreign Currency Debt					(18)

PAYABLE IN AUSTRALIA IN AUSTRALIAN DOLLARS

September 29, 2020	September 29, 2010	ADI2	6.25	500,000,000
August 22, 2024	August 22, 2014	ADI3	4.25	350,000,000
August 26, 2025	February 26, 2015	ADI4	3.10	125,000,000

TOTAL PAYABLE IN AUSTRALIA IN AUSTRALIAN DOLLARS				975,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.00225				977,192,220	(18a)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PAYABLE IN EUROPE IN EURO

April 23, 2019	April 23, 2009	EMTN97	4.75	1,500,000,000
December 3, 2019	December 3, 2009	EMTN100	4.00	1,750,000,000
September 28, 2020	September 28, 2010	EMTN107	3.00	1,250,000,000
May 21, 2024	May 21, 2014	EMTN110	1.875	1,750,000,000
January 21, 2025	January 21, 2015	EMTN111	0.875	1,250,000,000

TOTAL PAYABLE IN EUROPE IN EURO				7,500,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.48040				11,103,008,333	(18b)

PAYABLE IN GLOBAL MARKET IN EURO

January 9, 2018	January 9, 2009	PU	3M Euribor + 1.39	120,000,000

TOTAL PAYABLE IN GLOBAL MARKET IN EURO				120,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.7180				206,160,000	(18c)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PAYABLE IN EUROPE IN HONG KONG DOLLARS

June 7, 2015	June 7, 2010	EMTN103	3M Hibor + 0.04	1,550,000,000

TOTAL PAYABLE IN EUROPE IN HONG KONG DOLLARS				1,550,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 0.13179				204,282,052	(18a)

PAYABLE IN JAPAN IN JAPANESE YEN

August 8, 2018	August 8, 2008	YL016	1.675	8,000,000,000

TOTAL PAYABLE IN JAPAN IN JAPANESE YEN				8,000,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 0.009444				75,550,891	(18d)

PAYABLE IN EUROPE IN JAPANESE YEN

June 8, 2015	June 7, 2010	EMTN104	0.93	95,700,000,000
June 8, 2020	June 7, 2010	EMTN105	1.65	36,900,000,000

TOTAL PAYABLE IN EUROPE IN JAPANESE YEN				132,600,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 0.010533				1,396,657,994	(18d)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PAYABLE IN GLOBAL MARKET IN NEW ZEALAND DOLLARS

June 16, 2015	June 16, 2005	PG	6.25	718,450,000

TOTAL PAYABLE IN GLOBAL MARKET IN NEW ZEALAND DOLLARS				718,450,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 0.89505				643,050,875	(18a)

PAYABLE IN EUROPE IN NORWEGIAN KRONER

June 11, 2015	June 11, 2010	EMTN106	3.25	1,350,000,000
January 20, 2016	December 23, 2010	EMTN108	3.375	750,000,000

TOTAL PAYABLE IN EUROPE IN NORWEGIAN KRONER				2,100,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 0.16936				355,661,864	(18a)

PAYABLE IN EUROPE IN SOUTH AFRICAN RAND

August 17, 2015	August 17, 2005	EMTN71	7.75	300,000,000
September 20, 2016	September 20, 2006	EMTN78	9.00	60,000,000

TOTAL PAYABLE IN EUROPE IN SOUTH AFRICAN RAND				360,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 0.18808				67,708,404	(18a)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PAYABLE IN EUROPE IN SWISS FRANCS

June 29, 2015	June 29, 2005	PF	2.125	200,000,000
December 1, 2015	December 1, 2008	EMTN84	3.375	225,000,000
July 30, 2018	July 30, 2008	EMTN82	3.75	225,000,000
July 30, 2018	August 14, 2009	PY	2.525	100,000,000
December 14, 2018	August 14, 2009	PZ	2.59	100,000,000
April 29, 2019	April 29, 2009	EMTN95	3.375	225,000,000
December 4, 2019	December 4, 2009	EMTN99	2.50	275,000,000
May 7, 2020	May 7, 2010	EMTN101	2.375	400,000,000

TOTAL PAYABLE IN EUROPE IN SWISS FRANCS				1,750,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.10897				1,940,700,527	(18e)

PAYABLE IN CANADA IN U.S. DOLLARS

December 21, 2016	December 21, 2006	DMTN171	4.95	100,000,000

TOTAL PAYABLE IN CANADA IN U.S. DOLLARS				100,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.1555				115,550,000	(18f)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PAYABLE IN UNITED STATES IN U.S. DOLLARS

April 1, 2015	February 29, 2012	USMTN1	3M Libor + 0.15	750,000,000
November 23, 2017	November 23, 2012	USMTN2	3M Libor + 0.25	250,000,000

TOTAL PAYABLE IN THE UNITED STATES IN U.S. DOLLARS				1,000,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.12830				1,128,303,750	(18g)

PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS

May 26, 2015	May 24, 2012	G57	0.95	3,500,000,000
June 16, 2015	June 16, 2010	G50	2.70	2,500,000,000
August 13, 2015	February 7, 2013	G61	3M Libor + 0.05	500,000,000
September 15, 2015	September 15, 2010	G51	1.875	1,250,000,000
January 19, 2016	January 18, 2006	PJ	4.75	950,000,000
April 27, 2016	April 27, 2006	PK	5.45	900,000,000
May 10, 2016	May 10, 2011	G54	2.30	3,000,000,000

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

July 22, 2016	July 23, 2013	G64	1.00	2,500,000,000
September 21, 2016	September 21, 2011	G56	1.60	2,000,000,000
November 28, 2016	November 28, 2006	PM	4.95	891,000,000
October 25, 2017	October 25, 2012	G60	1.10	2,250,000,000
December 15, 2017	December 15, 2010	G52	3.15	1,250,000,000
February 14, 2018	February 14, 2013	G62	1.20	705,000,000
July 16, 2018	July 14, 2011	G55	3.00	1,000,000,000
September 27, 2018	September 27, 2013	G63	2.00	1,750,000,000
January 30, 2019	January 30, 2014	G65	2.00	2,000,000,000
September 27, 2019	September 27, 2012	G59	1.65	1,250,000,000
October 7, 2019	October 7, 2009	G44	4.00	2,000,000,000
April 14, 2020	April 14, 2010	G48	4.40	2,000,000,000
September 10, 2021	September 11, 2014	G67	2.50	2,000,000,000
June 29, 2022	June 29, 2012	G58	2.45	1,000,000,000
May 16, 2024	May 16, 2014	G66	3.20	1,250,000,000

TOTAL PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS				36,446,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.10218				40,169,945,207	(18h)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

TOTAL BONDS				257,291,008,918

UNAMORTIZED FOREIGN EXCHANGE GAINS/ (LOSSES)				(50,717,192)

TOTAL BONDS NET OF UNAMORTIZED FOREIGN EXCHANGE GAIN/(LOSS)				257,240,291,726

TREASURY BILLS				13,912,329,000

U.S. COMMERCIAL PAPER (in U.S. Dollars)				5,113,000,000	(19)

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.23300				6,304,350,153

TOTAL PUBLICLY HELD DEBT				277,456,970,879

TOTAL NON-PUBLIC AND PUBLIC DEBT				287,878,782,990

SCHOOL BOARD TRUST DEBT

Year ending March 31

2034	2004		5.90	891,000,000

Less: Sinking Fund				(195,103,176)

				695,896,824	(20)

TOTAL DEBT ISSUED FOR PROVINCIAL PURPOSES				288,574,679,814

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

CONSOLIDATION ADJUSTMENTS – OTHER GOVERNMENT ORGANIZATIONS

NON-PUBLIC DEBT ISSUED BY AGENCIES:
Ontario Mortgage and Housing Corporation				361,678,071
Ontario Immigrant Investor Corporation				959,408,387	(4)

PUBLIC DEBT ISSUED BY AGENCIES:
Infrastructure Ontario				950,000,000
Niagara Parks Commission				33,770,106
ORNGE				281,574,317
Ottawa Convention Centre				1,975,365

ONTARIO SECURITIES HELD BY AGENCIES:
Bonds				(632,458,657)
Treasury Bills				(911,761,512)

TOTAL CONSOLIDATION ADJUSTMENTS				1,044,186,077	(21)

TOTAL PROVINCIAL PURPOSE DEBT AFTER CONSOLIDATION ADJUSTMENTS				289,618,865,891

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
DEBT ISSUED FOR ONTARIO ELECTRICITY FINANCIAL CORPORATION (OEFC)

NON-PUBLIC DEBT

PAYABLE IN CANADA IN CANADIAN DOLLARS

Canada Pension Plan Investment Board:

2021	2001	CPP	6.08	19,375,000
2022	2002	CPP	6.17 to 6.29	172,961,000
2023	2003	CPP	6.16	38,130,000

TOTAL NON-PUBLIC DEBT				230,466,000	(3)

PUBLICLY HELD DEBT

PAYABLE IN CANADA IN CANADIAN DOLLARS

September 8, 2015	December 10, 2010	DMTN201	3.15	100,000,000
October 5, 2015	November 26, 2010	DMTN205	3M CBA + 0.23	50,000,000	(6)
March 8, 2016	February 14, 2006	DMTN163	4.40	1,800,000,000
September 8, 2016	February 16, 2011	DMTN208	3.20	193,000,000
March 8, 2017	January 12, 2007	DMTN173	4.30	2,300,000,000
November 23, 2017	November 23, 2012	DMTN217	3M CBA + 0.25	205,000,000
March 8, 2018	March 10, 2008	DMTN183	4.20	1,440,000,000
June 2, 2018	June 6, 2005	DMTN79	5.50	110,000,000
September 8, 2018	July 22, 2013	DMTN218	2.10	372,000,000
June 2, 2019	April 27, 2009	DMTN195	4.40	800,000,000
September 9, 2019	June 5, 2014	DMTN225	2.10	100,000,000

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

June 2, 2020	February 22, 2005	DMTN140	4.85	29,000,000
June 2, 2020	April 22, 2010	DMTN200	4.20	675,000,000
June 2, 2021	April 15, 2011	DMTN207	4.00	85,000,000
June 2, 2022	May 3, 2012	DMTN212	3.15	478,300,000
June 2, 2023	November 6, 2012	DMTN215	2.85	2,777,300,000
September 8, 2023	November 29, 2004	HP	8.10	50,000,000
June 2, 2024	November 25, 2013	DMTN223	3.50	1,550,000,000
June 2, 2025	January 9, 2015	DMTN227	2.60	100,000,000
June 2, 2027	February 11, 2000	KJ	7.60	100,500,000
August 25, 2028	April 13, 1999	LQ	6.25	78,600,000
December 1, 2036	October 4, 2005	DMTN158	2.00 Real Return	811,825,000	(13)
June 2, 2037	September 1, 2006	DMTN164	4.70	400,000,000
June 2, 2039	July 10, 2009	DMTN182	4.60	100,000,000
June 2, 2041	March 9, 2011	DMTN204	4.65	282,000,000
June 2, 2043	May 15, 2012	DMTN214	3.50	200,000,000
June 2, 2045	October 1, 2013	DMTN220	3.45	525,000,000
December 2, 2046	February 2, 2015	DMTN228	2.90	149,750,000

TOTAL PAYABLE IN CANADA IN CANADIAN DOLLARS				15,862,275,000

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

Foreign Currency Debt					(18)

PAYABLE IN AUSTRALIA IN AUSTRALIAN DOLLARS

November 30, 2016	November 30, 2006	AUD1	6.00	300,000,000

TOTAL PAYABLE IN AUSTRALIA IN AUSTRALIAN DOLLARS				300,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 0.87509				262,525,500	(18i)

PAYABLE IN GLOBAL MARKET IN EURO

October 9, 2017	January 9, 2009	PU	3M Euribor + 1.39	105,000,000

TOTAL PAYABLE IN GLOBAL MARKET IN EURO				105,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.70800				179,340,000	(18i)

PAYABLE IN EUROPE IN HONG KONG DOLLARS

December 29, 2015	December 29, 2008	EMTN94	3.30	515,000,000

TOTAL PAYABLE IN EUROPE IN HONG KONG DOLLARS				515,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 0.16034				82,572,774	(18i)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PAYABLE IN EUROPE IN SWISS FRANCS

May 27, 2016	May 27, 2008	EMTN80	3.375	200,000,000
July 30, 2018	December 29, 2008	EMTN82	3.75	125,000,000

TOTAL PAYABLE IN EUROPE IN SWISS FRANCS				325,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.19769				389,248,728	(18i)

PAYABLE IN EUROPE IN U.S. DOLLARS

December 18, 2018	December 18, 2008	EMTN93	4.28	60,000,000

TOTAL PAYABLE IN EUROPE IN U.S. DOLLARS				60,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.22750				73,650,000	(18i)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS

February 14, 2018	February 14, 2013	G62	1.20	295,000,000

TOTAL PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS				295,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.00000				295,000,000	(18i)

TOTAL BONDS				17,144,612,002
UNAMORTIZED FOREIGN EXCHANGE GAINS/(LOSSES)				25,881,235

TOTAL BONDS NET OF UNAMORTIZED FOREIGN EXCHANGE GAIN/(LOSS)				17,170,493,237

TREASURY BILLS				1,630,156,000

TOTAL PUBLICLY HELD DEBT				18,800,649,237

TOTAL DEBT ISSUED BY THE PROVINCE FOR OEFC				19,031,115,237

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
%	$
DIRECT OEFC DEBT	6,309,619,000

TOTAL OEFC DEBT	25,340,734,237

TOTAL CONSOLIDATED DEBT	314,959,600,128

DEBT ISSUED FOR INVESTMENT PURPOSES*

ONTARIO POWER GENERATION INC.	5,126,000,000
HYDRO ONE INC.	3,759,000,000

TOTAL DEBT ISSUED FOR INVESTMENT PURPOSES	8,885,000,000

*	Debt for Investment Purposes, as a result of a debt for equity swap between the Province and Ontario Power Generation Inc. and Hydro One Inc., is eliminated upon consolidation.

References:

1.	All debt issues are non-callable, except as stated in the notes below. Debt is payable at a fixed rate, or a floating rate with reference to a stated index, reset usually every three months (3M). These floating rate indices are CBA - Canadian Bankers’ Acceptance Rate, Euribor - Euro Interbank Offered Rate, Hibor - Hong Kong Interbank Offered Rate, and Libor - London Interbank Offered Rate.
2.	The following debt series are issued for Provincial purposes and for OEFC: DMTN201, DMTN205, DMTN163, DMTN208, DMTN173, DMTN217, DMTN183, DMTN79, DMTN218, DMTN195, DMTN225, DMTN140, DMTN200, DMTN207, DMTN212, DMTN215, HP, DMTN223, DMTN227, KJ, LQ, DMTN158, DMTN164, DMTN182, DMTN204, DMTN214, DMTN220, DMTN228, PU, EMTN82 and G62.
3.	The Canada Pension Plan Investment Board (CPPIB) invests funds in the Province of Ontario’s non-marketable securities. Effective July 1, 2005, under a side-letter agreement signed between the CPPIB and the Province, CPPIB offered the Province upon maturity of the debentures held to the credit of the Canada Pension Plan Investment Fund (CPPIF) that were issued before January 1, 1998, an option of issuing new replacement debentures to the CPPIB with a maximum term of 30 years (minimum term of 5 years and with subsequent roll over options subject to the 30 years maximum from the date of issue of the first replacement debenture) at a rate based on the capital market rates at the time of roll over. These debentures are not negotiable or transferable and are assignable only to a wholly-owned subsidiary of the Canada Pension Plan Investment Board. On April 1, 2007, all debentures held to the credit of the CPPIF or purchased by the Minister of Finance of Canada in accordance with Section 110 of the Canada Pension Plan were transferred to the CPPIB.
4.	OIIC: Total outstanding amount is $959 million which is invested directly with the Province of Ontario and Infrastructure Ontario.
5.	CMHC: The terms of these debentures require that equal payments be made each year until their maturity. Each payment consists of blended principal and interest.
6.	The Province entered into interest rate agreements for certain Canadian bonds to effectively convert their interest rate obligations according to the Province’s risk management strategy. These bonds and effective rates are: DMTN203 3.39%, DMTN1 3M CBA rate – 0.02%, DMTN205 2.61%, DMTN209 2.83%, DMTN196 3.73%, DMTN210 2.77%, DMTN211 2.31%, DMTN173 3M CBA rate – 0.279% ($210 million), DMTN219 1.95%, DMTN217 1.88%, DMTN221 2.19% ($475 million), DMTN79 3M CBA – 0.05% ($125 million), DMTN222 2.52% ($531 million), DMTN224 2.14%, DMTN105 3M CBA – 0.03%, DMTN195 3M CBA rate + 0.55% ($600 million), DMTN226 1.91%, DMTN180 4.52%, DMTN116 4.22% and EMTN73 4.34%.
7.	DMTN149: Bonds are extendible at the option of the bondholders on the initial maturity date of June 2, 2016 to the final maturity date of June 2, 2035 and, if extended, are exchangeable at the option of the bondholders on June 13, 2016 for Series DMTN119 at par. Interest is payable semi-annually at 3.6% until June 2, 2016 and 4.8% thereafter, if extended. In addition, the Province entered into interest rate agreements that effectively converted the interest rate on this obligation to a rate of 4.67%.
8.	DMTN152: Bonds are extendible at the option of the bondholders on the initial maturity date of December 2, 2016 to the final maturity date of June 2, 2035 and, if extended, are exchangeable on December 14, 2016 for Series DMTN119 at par. Interest is payable semi-annually at 3.75% until the initial maturity date and thereafter at 4.75%, if extended. In addition, the Province entered into interest rate agreements that effectively converted the interest rate on this obligation to a rate of 4.76%.
9.	MH: The terms of these debentures require that a special one-time interest payment of 25% of the principal amount outstanding be made at maturity.
10.	DMTN157: Interest is payable semi-annually at 15% until January 13, 2006 and thereafter at 5%.
11.	Series HZ, JA, JB, JC, JD: These are zero coupon bonds which require unequal payments consisting of principal and interest to be made at predetermined irregular intervals with final payment on January 10, 2035. During the fiscal year 2014-15, principal repaid was $0.1 million. The total principal and interest to be payable over the life of these bonds is $1,092 million.

12.	DMTN133: Bonds are retractable at the option of the bondholders on December 2, 2014 or exchangeable for Series DMTN119 at par on December 15, 2014. On December 2, 2014 and December 15, 2014, the bondholders did not exercise the options. Interest was payable at 4% until December 2, 2014 and thereafter is payable at 5.35% until final maturity date.
13.	DMTN158: This Real Return Bond bears interest to the index adjusted principal in relation to All-Items Consumer Price Index for Canada, issued with a base index of 127.54839 on October 4, 2005. Consequent to the change of official time base reference period from 1992 to 2002 by the Bank of Canada on June 19, 2007, the base index has been changed to 107.18352. Total issue size is $2,844 million in principal, of which $700 million has been on-lent to OEFC, and $300 million has been swapped effectively to a nominal debt paying a fixed rate of 4.66%. The amount outstanding represents the indexed value of the principal.
14.	DMTN117: The bond was issued at a high premium in 2004 to offer a yield of 5.74%.
15.	JL: The terms of these debentures require unequal payments, consisting of both principal and interest, to be made at predetermined irregular intervals with the final payment on January 10, 2045. The total principal and interest to be payable over the life of the debenture is $1,325 million.
16.	OSB: Ontario Savings Bonds are redeemable at the option of the holders on June 21 and December 21 and for 14 calendar days following the redemption date of June 21 and December 21, with the exception of Fixed-Rate bonds which are redeemable at maturity only. Starting in 2009, Variable Rate Bonds are redeemable annually only on June 21. All current outstanding OSBs may be redeemed upon the death of the beneficial owner.

OSB - Fixed Rate:

In 2009, fixed rate bonds were issued for a term of two, three and five years. In 2010 and 2011, fixed rate bonds were issued for a term of three, seven and ten years. In 2012, 2013 and 2014, fixed-rate bonds were issued for a term of three and ten years only.

OSB - Step-up Rate:

2010 Series: Interest is payable at 1%, 2%, 3%, 3.75%, and 4.25%,

2011 Series: Interest is payable at 1.25%, 1.5%, 2%, 2.5%, and 3.75%,

2012 Series: Interest is payable at 1.25%, 1.5%, 1.75%, 2%, and 2.25%,

2013 Series: Interest is payable at 1.25%, 1.5%, 1.75%, 2%, and 2.25%,

2014 Series: Interest is payable at 1.25%, 1.5%, 2%, 2.25% and 2.5%, in year 1, 2, 3, 4 and 5 respectively.

OSB–Variable Rate:

Starting in 2009, the interest rate on the Variable Rate Bond is reset yearly, on June 21 only.

17.	OSB: The outstanding amount represent bonds matured but not yet presented for redemption. Interest is payable on these bonds only up to the maturity date.
18.	All foreign currency debt has been converted into Canadian dollar equivalents at the rates of the currency exchange agreements if the debt was hedged, or at year end exchange rates if unhedged. 98.6% of foreign currency debt is hedged as at March 31, 2015. The exchange rates of foreign currencies to Canadian dollars as at March 31, 2015 are: Australian dollar 0.96355, euro 1.35986, Hong Kong dollar 0.16326, Japanese yen 0.010555, New Zealand dollar 0.94672, Norwegian krone 0.15707, South African rand 0.10431, Swiss franc 1.30201, United States dollar 1.26575, U.K. pound sterling 1.87907.

In addition, the Province entered into interest rate agreements that effectively converted these interest rate obligations in accordance with the Province’s risk management strategies. These bonds and effective rates are:

(a)	Australia in AUD 3.30%, EMTN in HKD 3.44%, Global in NZD 4.24%, EMTN in NOK 3.01%, EMTN in ZAR 4.36%
(b)	EMTN in Euro: 3.65% ($9,341 million), 3M CBA + 1.45% ($1,762 million)
(c)	Global in Euro: 4%
(d)	Japan in Yen: 4.35%, EMTN in Yen: 1.94% ($1,007 million)
(e)	EMTN in CHF: 4.35% ($1,359 million), 3.06% ($61 million, mixed rate)
(f)	Canada in USD: 4.49%
(g)	US in USD: 1.25% ($874 million), 1.84% ($254 million)
(h)	Global in USD: 3.33% ($25,016 million), 3M CBA + 0.32% ($11,081 million), 1.14% ($4,073 million) The OEFC also entered into interest rate agreements that effectively converted these interest rate obligations in accordance with the OEFC’s risk management strategies. These bonds and effective rates are:
(i)	Australia in AUD 4.24%, Global in Euro 4%, EMTN in HKD 4.13%, EMTN in CHF 5.03%, EMTN in USD 4.22%, Global in USD 3M CBA + 0.32%.

19.	U.S. Commercial Paper issues are discount notes with maturities up to 270 days.

20.	SBT: A School Board Trust was created in June 2003 to permanently refinance debt incurred by 55 school boards. The Trust issued 30-year sinking fund debentures amounting to $891 million and $882 million of the proceeds was provided to the 55 school boards in exchange for the irrevocable right to receive future transfer payments from the Province. An annual transfer payment is made by the Ministry of Education to the Trust’s sinking fund under the School Board Operating Grant program to retire the debt over 30 years.
21.	Total consolidation adjustments include third party debt issued by other government organizations and the elimination of provincial debt held by these organizations. The following are the provincial debt held by other government organizations (in millions):

Ontario Bonds:

AgriCorp: $18m DMTN132 and $20m DMTN173.

Forest Renewal Trust: $2m DMTN173 and $3m DMTN207.

Infrastructure Ontario: $17m DMTN195, $62m DMTN218, $88m DMTN223 and $6m DMTN225.

Ontario Energy Board: $3m DMTN173, $1m DMTN201 and $1m DMTN208.

Ontario Trillium Foundation: $11m DMTN163, $12m DMTN173, $12m DMTN201, $12m DMTN208 and $12m DMTN213.

Ontario Immigrant Investor Corporation: $353m OIIC 130-168.

Treasury Bills:

Northern Ontario Heritage Fund Corporation: $198m, Ontario Capital Growth Corporation: $91m, Ontario Immigrant Investor Corporation: $87m, Infrastructure Ontario: $509m and Ontario Trillium Foundation: $28m.

SEC Registered Debt Outstanding for Province of Ontario

Date of Maturity	Date of Issue	Series	Interest Rate (%)	Issuing Currency	Outstanding
January 19, 2016	January 18, 2006	PJ	4.75	USD	950,000,000
April 27, 2016	April 27, 2006	PK	5.45	USD	900,000,000
May 10, 2016	May 10, 2011	G54	2.30	USD	3,000,000,000
July 22, 2016	July 23, 2013	G64	1.00	USD	2,500,000,000
September 21, 2016	September 21, 2011	G56	1.60	USD	2,000,000,000
November 28, 2016	November 28, 2006	PM	4.95	USD	891,000,000
October 25, 2017	October 25, 2012	G60	1.10	USD	2,250,000,000
November 23, 2017	November 23, 2012	USMTN2	3M LIBOR + 0.25	USD	250,000,000
December 15, 2017	December 15, 2010	G52	3.15	USD	1,250,000,000
January 9, 2018	January 9, 2009	PU	3M EURIBOR + 1.39	EUR	120,000,000
February 14, 2018	February 14, 2013	G62	1.20	USD	705,000,000
July 16, 2018	July 14, 2011	G55	3.00	USD	1,000,000,000
September 27, 2018	September 27, 2013	G63	2.00	USD	1,750,000,000
October 9, 2018	October 9, 2014	G68	1.75	CAD	500,000,000
January 30, 2019	January 30, 2014	G65	2.00	USD	2,000,000,000
September 27, 2019	September 27, 2012	G59	1.65	USD	1,250,000,000
October 7, 2019	October 7, 2009	G44	4.00	USD	2,000,000,000
April 14, 2020	April 14, 2010	G48	4.40	USD	2,000,000,000
May 21, 2020	May 21, 2015	G70	1.875	USD	2,000,000,000
September 10, 2021	September 11, 2014	G67	2.50	USD	2,000,000,000
June 29, 2022	June 29, 2012	G58	2.45	USD	1,000,000,000
February 7, 2024	February 7, 1994	HS	7.50	CAD	1,106,700,000
May 16, 2024	May 16, 2014	G66	3.20	USD	1,250,000,000

SEC Registered Debt Outstanding Issued by the Province for Ontario Electricity Financial Corporation (OEFC)

Date of Maturity	Date of Issue	Series	Interest Rate (%)	Issuing Currency	Outstanding

October 9, 2017	January 9, 2009	PU	3M EURIBOR + 1.39	EUR	105,000,000
February 14, 2018	February 14, 2013	G62	1.20	USD	295,000,000

Ontario Electricity Industry

Ontario Electricity Financial Corporation (OEFC), a Crown agency, is the legal continuation of Ontario Hydro and is responsible for the management of that corporation’s debt and other liabilities that were not transferred to successor companies as part of the restructuring of Ontario Hydro in 1999, including the administration of certain power purchase agreements with non-utility generators. As at March 31, 2015, OEFC had total debt of $25.3 billion (2014, $26.1 billion). $19 billion of OEFC’s debt as at March 31, 2015 (2014, $19.2 billion) is held by the Province and included in total debt and other liabilities.

Ontario Hydro’s successor companies include Ontario Power Generation Inc. (OPG), a generation business wholly owned by the Province, and Hydro One Inc., a transmission and distribution business. Hydro One Inc. is now a subsidiary of Hydro One Limited (“Hydro One”) and, following an initial public offering on November 5, 2015, about 84% of the common shares in Hydro One are owned by the Province. Legislation restricts the Province from owning less than 40% of the voting securities in Hydro One. Other Ontario Hydro successor companies are the Independent Electricity System Operator (IESO), the electricity system and market operator and the Electrical Safety Authority, which is responsible for electricity safety inspection.

Pursuant to various transfer orders (“Transfer Orders”), assets of the former Ontario Hydro were transferred to OPG, Hydro One Inc. and the IESO in exchange for debt. The Province assumed a portion of OPG’s and Hydro One Inc.’s debt in exchange for equity, in order to provide them with commercially acceptable capital structures. As of March 31, 2015, OEFC held notes receivable in the amount of $3.7 billion from OPG, $120 million from the IESO and $8.9 billion from the Province. OEFC provided indemnities, guaranteed by the Province, to OPG and Hydro One Inc. in connection with the Transfer Orders; those indemnities were terminated as of May 31, 2006 and October 31, 2015 respectively.

As of April 1, 1999, the Ministry of Finance estimated the amount of OEFC’s debt and other liabilities that, in the opinion of the Minister of Finance, could not reasonably be serviced and retired in a competitive electricity market (the “stranded debt”) to be approximately $20.9 billion. OEFC’s unfunded liability is the net deficiency of OEFC’s assets over its liabilities. The opening unfunded liability of $19.4 billion as at April 1, 1999 represented the stranded debt adjusted for $1.5 billion of additional assets transferred to OEFC. OEFC’s unfunded liability at March 31, 2015 was $8.2 billion.

As part of the restructuring of the electricity sector, a long-term plan provides for certain dedicated revenue streams to service and retire OEFC’s debt and other liabilities. These revenue streams are established under the Electricity Act, 1998 (“Electricity Act”) and include payments-in-lieu of property taxes and federal and provincial corporate income taxes currently paid by OPG and the municipal electricity utilities. As a result of an initial public offering on November 5, 2015, Hydro One is no longer subject to payments-in-lieu of federal and provincial corporate income taxes. The Minister of Finance has legislative authority to make payments to the OEFC equal to the amount of provincial corporate tax payable by Hydro One Inc. under the Taxation Act, 2007.

The Province, as shareholder, is eligible to receive dividend payments on its shares in OPG and Hydro One. Pursuant to the government’s commitment to keep electricity income in the electricity sector, the cumulative combined net income of OPG and Hydro One to the Province in excess of the Province’s cumulative interest expenditure on its investment in the companies is allocated to OEFC for purposes of debt retirement (“electricity sector dedicated income”).

Under the Electricity Act, a Debt Retirement Charge (DRC) of 0.7 cents per kilowatt hour is levied on most Ontario electricity users and payable to OEFC. Prior to 2016, the DRC was payable by most electricity consumers. As of January 1, 2016, residential electricity users will be exempted from paying the DRC. Legislative amendments enacted in December 2015 provide that the DRC will cease to be payable by all consumers as of April 1, 2018.

The Electricity Act and the Ontario Energy Board Act, 1998 set out the legislative framework for Ontario’s electricity market and restructuring of Ontario Hydro. Open, non-discriminatory access to transmission and distribution systems commenced May 1, 2002. Since 2005, electricity prices payable by consumers reflect a blend of contract prices, regulated prices for OPG’s output from its price-regulated nuclear and hydroelectric plants, and market prices. Regulated prices for OPG are approved by the Ontario Energy Board (OEB). The OEB also sets the commodity price payable by low volume and certain other specified consumers under the Regulated Price Plan (RPP). The IESO finances any differences between prices under the RPP and the actual supply cost of electricity, with any shortfall or surplus to be recovered or returned through the setting of RPP prices in the following period.

The Province, OPG and certain subsidiaries of OPG are parties to the Ontario Nuclear Funds Agreement (ONFA), which governs the establishment, funding and management of segregated funds to ensure sufficient funds are available to pay the costs of nuclear station decommissioning, low and intermediate level nuclear waste management and nuclear used fuel waste management.

Under ONFA, the Province is liable to make payments should the cost estimate for nuclear used fuel waste management rise above specified thresholds, for a fixed volume of used fuel. The likelihood and amount by which the cost estimate could rise above these thresholds cannot be determined at this time. The cost estimate will be updated periodically to reflect new developments in the management of nuclear used fuel waste.

As well, under ONFA, the Province guarantees a return of 3.25% over the Ontario Consumer Price Index for the portion of the nuclear used fuel waste management segregated fund related to the fixed volume of used fuel. If the earnings on assets in that fund related to the fixed volume exceed the guaranteed rate, the Province is entitled to the excess.

Two agreements are in place to satisfy the Canadian Nuclear Safety Commission (CNSC) licensing requirements for financial guarantees in respect of OPG’s nuclear station decommissioning and nuclear waste management obligations. One agreement gives the CNSC access (in prescribed circumstances) to the segregated funds established under ONFA. The other agreement between the Province and the CNSC provides a direct provincial guarantee to the CNSC on behalf of OPG. This guarantee, for up to $1.551 billion, effective January 1, 2013, relates to the portion of the decommissioning and waste management obligations not funded by the estimated value of ONFA funds as at January 1, 2013. In return, the Province receives from OPG an annual fee equal to 0.5% of the value of the guarantee. The current provincial guarantee is in effect through the end of 2017.

CONTINGENT LIABILITIES –

OBLIGATIONS GUARANTEED BY THE PROVINCE OF ONTARIO

As at March 31, 2015

LOANS GUARANTEED

	Year of Issue	Rate of Interest	Outstanding March 31, 2015	References
		%	$

MINISTRY OF AGRICULTURE AND FOOD / RURAL AFFAIRS

Commodity Loan Guarantee Program	Ongoing	Prime	39,094,495	(1)
Feeder Cattle Loan Guarantee Program	Ongoing	Various	105,781,596	(2)
FarmPlus Rural Loan Pool Program	Pre-2006	Various	1,297,518

TOTAL MINISTRY OF AGRICULTURE AND FOOD / RURAL AFFAIRS			146,173,609

MINISTRY OF INFRASTRUCTURE

Pan Am Athletes’ Village – Project Co	2011	15	243,000,000

TOTAL MINISTRY OF INFRASTRUCTURE			243,000,000

MINISTRY OF NATURAL RESOURCES

Olav Haavaldsruud Timber Company Ltd. – sawmill	2011	7	3,850,596
Olav Haavaldsruud Timber Company Ltd. – co-gen project	2011	7.5	16,555,920

TOTAL MINISTRY OF NATURAL RESOURCES			20,406,516

MINISTRY OF TRAINING, COLLEGES AND UNIVERSITIES
Ontario Student Loan Plan:
Class “A”	Various	Prime	2,091,411
Class “B”	Various	Prime + 1	191,840
Class “C”	Various	Prime + 1	37,530,391

TOTAL MINISTRY OF TRAINING, COLLEGES AND UNIVERSITIES			39,813,642

TOTAL LOANS GUARANTEED			449,393,767

CONTINGENT LIABILITIES – OBLIGATIONS GUARANTEED BY

THE PROVINCE OF ONTARIO – Concluded

As at March 31, 2015

OTHER GUARANTEES

	Year of Issue	Rate of Interest	Outstanding March 31, 2015	References
		%	$

MINISTRY OF FINANCE

Loan Facility by United Communities Credit Union Ltd. to Pelee Island Co-operative Association	2010	4.75	530,979	(3)
Loan Guarantees under Aboriginal Loan Guarantee Program	2011	Various	179,950,000	(4)

TOTAL MINISTRY OF FINANCE			180,480,979

TOTAL OTHER GUARANTEES			180,480,979

TOTAL LOANS AND OTHER GUARANTEES			629,874,746

FINANCIAL GUARANTEES – MINISTRY OF FINANCE:

Two agreements are in place to satisfy the Canadian Nuclear Safety Commission (CNSC) licensing requirements for financial guarantees in respect of OPG’s nuclear station decommissioning and nuclear waste management obligations. One agreement gives the CNSC access (in prescribed circumstances) to the segregated funds established under ONFA. The other agreement between the Province and the CNSC provides a direct Provincial guarantee to the CNSC on behalf of OPG. This guarantee, for up to $1.551 billion, effective January 1, 2013, relates to the portion of the decommissioning and waste management obligations not funded by the estimated value of ONFA Funds as at January 1, 2013 and will remain effective until the end of 2017. In return, the Province receives from OPG an annual fee equal to 0.5 per cent of the value of the guarantee.

References:

1.	The Province’s maximum liability for the program is $120,000,000.
2.	The Province’s maximum liability for the program is $130,000,000.
3.	The Province has guaranteed the repayment of loan facility made by United Communities Credit Union Limited to Pelee Island Cooperative Association for a period beginning May 11, 2010 and ending at the earliest of April 1, 2015 or repayment of all the amounts borrowed. The guarantee shall be extended accordingly but not to extend beyond April 1, 2035. The maximum amount guaranteed is $ 0.6 million plus any unpaid interest, costs and expenses thereon.
4.	The Province has provided five loan guarantees under Aboriginal Loan Guarantee Program: two in the fiscal year 2011-12, two in the fiscal year 2013-14 and one in the fiscal year 2014-15 for a combined total of $179.95 million. These guarantees will mature in the fiscal year 2025-26 and 2029-30. Borrowers pay the Province an annual loan guarantee fee of 0.15% of the guaranteed amount. The Aboriginal Loan Guarantee Program provides loan guarantees to support Aboriginal equity participation in renewable energy generation and transmission projects and has a maximum program envelope of $400 million.

* CLAIMS AGAINST THE CROWN

As at March 31, 2015

The following are claims arising from legal action either in progress or threatened against the Crown in respect of breach of contract, damages to persons and property and like items. The amounts claimed have not been specified, but in each case are expected to exceed $50 million.

1.	Mary Lou LaPratte, Roland LaPratte, Sheila Horrell, Arthur Horrell et al. (proposed class proceeding).

2.	Monaghan, John Richard v. HMQ, the Attorney General and the Solicitor General together with the OPP.

3.	Twain, Jim Chief: statement of claim for damages for negligence, breach of contract, fiduciary duty and treaty rights.

4.	Chuang, David, Dr. DMD: claim for damages alleging defamation, breach of fiduciary obligations, misfeasance in public office, injustice, embarrassment, harassment, humiliation, etc. The College of Dental Surgeons of Ontario stripped the plaintiff of his licence for sexual misconduct.

5.	Dr. Jeffrey Lipsitz v. Ontario: claim alleges that, in the course of inspecting and regulating Sleep Disorders Centres owned by the plaintiff, the defendants engaged in tortuous conduct including conspiracy, unlawful interference with economics relations, abuse of process, negligent performance of statutory duty, abuse of public office, and negligent and malicious investigation.

6.	Magnotta Winery Corporation et al. v. AGCO et al.: alleges that the “Made Policy” which places restrictions on the sale of alcohol products was created unfairly and discriminates against Plaintiff’s business operations.

7.	Keatley Surveying Ltd. v. Teranet Inc.: class proceedings against Teranet for damages of infringement of the Copyright Act, R.S.C. 1985, pertains to the electronic land registry system.

8.	W. Ross Macdonald School for the Blind v. HMQRO: the claim is brought by a former student and resident who resided and attended the school from 1954 until 1965.

9.	Trillium Power Wind Corporation v. HMQRO as represented by Ministries of Natural Resources, Environment and Energy Infrastructure: claim for damages by reason of the revocation of its status as an applicant of record and exclusive registrant for wind power development on Crown land pursuant to the Green Energy Act, 2009.

10.	Janice Cerra et al v. Corporation of the City of Thunder Bay: claim for damages and injuries against HMQRO Ministry of Environment sustained from alleged wastewater infrastructure failure and contaminant spills affecting property owners and occupiers in the City of Thunder Bay as a result of flooding and sewer back up which commenced on or about May 28, 2012 and continued unabated for weeks.

11.	Northern Superior Resources Inc. v. HMQRO: claim for damages arising in respect to unpatented mining claims owned by the Plaintiff company located in lands situated in the Red Lake Mining Division northwest of Thunder Bay.

12.	SkyPower CL 1 LP, et al v. HMQRO and the Ontario Power Authority: claim for damages for breach of contract and/or negligent misrepresentation in relation to the processing of applications submitted to the FIT program and changes to the FIT program made in July 2012.

13.	Quinte, Elaine, et al v Algoma Central Properties – Elliot Lake Algo Mall Collapse: class action claim arising from the collapse of the Algo Centre Mall on June 23, 2012.

14.	Papassay, Holly v HMQRO: class action claim for damages and injuries suffered by members while in foster care facilities by Children’s Aid Societies across Ontario under the care of the Ministry of Children and Youth Services.

15.	Johnson, Glenn, et al v. HMQRO: draft class action claim for damages contemplated by a class comprised of inmates incarcerated at the EMDC between January 1, 2010 and August 25, 2013.

* CLAIMS AGAINST THE CROWN – Continued

As at March 31, 2015

16.	StandardBred Breeders of Ontario Association v. HMQRO and OLG: alleged negligent misrepresentation of the cancelled Slots-at-Racetracks Program (SARP).

17.	Ontario Schedule 1 Facilities Adult Occupational Centre, Edgar and D’Arcy Place McIntyre, Marlene: claim for damages arising from the negligence and breach of fiduciary duty for the Province of Ontario’s operation and management of D’Arcy Place, Adult Occupational Centre (Edgar) and Ontario Schedule 1 Facilities.

18.	Northern Diamond Gaming Services Limited and Diamond Gaming Services Inc. et al.

19.	The Chippewas of Sarnia, the Chippewas of Kettle Point et al. v. Ontario, Polysar Hydrocarbons Limited et al.

20.	Clifford Meness et al., for themselves and all other members of the Algonquins of Golden Lake Band of Indians.

21.	Roger Southwind on behalf of the Lac Seul Indian Band.

22.	Moose Factory First Nation et al. v. Spruce Falls Power and Paper Company Limited.

23.	New Post First Nation et al. v. Spruce Falls Power and Paper Company Limited.

24.	Missanabie Cree First Nation v. Ontario and Canada.

25.	Six Nations of the Grand River Band.

26.	Wikwemikong Indian Band re: aboriginal title in islands in Lake Huron and Georgian Bay.

27.	Chippewas of Sarnia Band re: aboriginal title in large tract in City of Sarnia.

28.	Mississauga of Alderville, Beausoleil, Chippewas of Georgia Island, Mnjikaning (Rama), Curve Lake Hiawatha, and Scugog Island First Nation.

29.	Wesley Big George on behalf of seven Lake of the Woods First Nations v. HMQ.

30.	Big Grassy (Mishkosiimiiniiziibing) First Nation and Ojibways of Onigaming First Nations adjacent to the Lake of the Woods and Winnipeg River area who are signatories to Treaty 3 and who are seeking damages on account of flooding that occurred 1887 - 1892.

31.	Wauzhushk Onigum First Nation and Ochiichagwe’babig o’ining First Nation and Washagamis Bay First Nations.

32.	Walpole Island First Nations re: aboriginal Title to certain parts of S. Western Ontario use of land and compensation.

33.	The Begetikong Anishnabe First Nation (aka the Ojibways of Pic River) Chief Roy Michano, Councillor Duncan Michano and Councillor Arthur H. Fisher, re: aboriginal title to a large tract of land on the northeastern shore of Lake Superior.

34.	Long Lake No. 58 First Nation: plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.

35.	Biinjitiwaabik Zaaging Anishinabek First Nation (Rocky Bay Band): claim in which plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.

36.	Sand Point First Nation: claim in which plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.

37.	Pic Mobert First Nation: claim in which plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.

38.	Pays Plat First Nation v. Canada and Ontario: this action seeks declarations of aboriginal title and related relief with respect to lands on the north shore of Lake Superior. The individual plaintiffs are Ojibway Indians who are members of the Pawgwashing First Nation, a.k.a. Pays Plat First Nation. They argue that they never agreed to and are not bound by the Robinson Superior Treaty of 1850.

39.	Whitesand First Nation Annuity Claim: plaintiff seeking declaration that increased annuity payable pursuant to Robinson-Superior Treaty 1850 has not been paid.

* CLAIMS AGAINST THE CROWN – Concluded

As at March 31, 2015

40.	Moose Deer Point First Nation: statement of claim for compensation for breach of fiduciary obligation and a declaration that the plaintiffs have existing treaty rights as set out in the address of Samuel Peters Jarvis in 1837.

41.	Garden River First Nation Reserve No. 14 re: First Nation’s boundaries under Robinson-Huron Treaty.

42.	Agency One Damages Action: potential third party claim brought by Canada against Ontario and Fort Frances demanding contribution and indemnity for damages on the grounds of a constructive trust.

43.	Atikameksheng Anishnawbek v. HMQRO, et al: notice of claim against the Attorney General of Canada and Her Majesty the Queen in the Right of Ontario for, inter alia, breach of fiduciary duties in failing to provide the claimant with a reservation in accordance with the written and oral terms of the Robinson Huron Treaty of 1850.

44.	Kapuskasing Cree First nation v. Her Majesty the Queen in Right of Ontario, Minister of Aboriginal Affairs, Ontario Power Generation Inc. et al.: damages for interference with aboriginal title and rights without consultation, various declaration, the quashing of various provincial decisions and approvals, and order compelling recognition under the Indian Act and the establishment of a reserve.

45.	Aundeck OMNI Kaning First Nation et al.: the plaintiffs dispute the “equitable validity” and scope of Treaty 94 (1862) which contained a surrender of most of the lands purportedly reserved to the plaintiffs by Treaty 45(1836).

46.	Northwest Angle No. 33 First Nation: claim for flooding and related damages and a declaration of fiduciary duty to the plaintiffs.

47.	Restoule et al. v. Canada and Ontario: the plaintiffs seek declaratory relief recognizing an obligation on the Crown, now and in the past, to increase Robinson Huron Treaty of 1850 annuities to the extent the Crown can do so from the revenues generated by the surrendered lands, without incurring loss. They also seek an accounting and damages.

48.	Proceedings before the Copyright Board of Canada involving Access Copyright, the Ontario Ministry of Education and all publicly funded School Boards and Authorities.

49.	North American Free Trade Agreement (NAFTA) Chapter 11: Mesa Power Group claims that Canada breached obligations under the NAFTA as a result of the actions of the Province of Ontario Power Authority (OPA) in allocating transmission capacity and awarding Feed-in-Tariff (FIT) contracts in the Bruce Region.

50.	North American Free Trade Agreement (NAFTA) Chapter 11: Windstream Energy alleges that Canada breached its obligations under NAFTA as a result of measures and actions taken by Ontario in relation to the deferral on the development of an offshore wind energy policy framework and the Feed-in-Tariff (FIT) Program.

51.	MediaMix Interactive Inc.: Statement of Claim in Ontario’s Supreme Court of Justice for damages (including interest) and costs arising from alleged breach and wrongful termination by MNRF in Oct 2010 for a May 2009 turnkey reservation and registration service contract between MNRF and MMI.

52.	CG Acquisition INC: notice of Claim against HMQRO, IO and the LCBO for damages arising from dis qualifications of the plaintiff from tendering a bid pursuant to an REP issued by IO and LCBO.

53.	Alykhan Kanani et al v Economical Insurance Company: the PGT negligently supervised a lawyer it had retained to act for the plaintiff as his guardian for property in relation to a lawsuit and statutory accident benefits arising from a negligent motor vehicle accident.

54.	Welsh v HMQRO: the claim is brought by a former student and resident of Ernest C. Drury School for the Deaf (ECD), where he attended between 1964 until 1971, and a former student of Roberts School for the Deaf, where he attended between 1972 until 1976.

*	Updated for changes up to date of release of Public Accounts. 54 of the above claims were assessed as “not determinable”.

As at December 18, 2015

There were 91 claims outstanding against the Crown in right of Ontario, which were for amounts over $50 million each. The cost to the Province, if any, cannot be determined because the outcome of these actions is uncertain.

Economic Data Tables

The following tables present a comprehensive review of Ontario’s economy including, GDP information, G20 comparison, imports and exports, demographics and labour markets between 2001-2014.

Ontario, Gross Domestic Product, 2001–2014	Table 1
	($ Billions)
	2001	2002	2003	2004	2005	2006	2007
Real GDP (chained $2007)	528.0	545.9	552.1	567.6	585.8	596.8	601.7
Household Consumption	268.5	279.2	287.4	295.3	306.3	316.1	328.2
Current Expenditure	97.2	99.8	103.2	107.1	108.2	112.9	112.8
Residential Construction	33.1	36.4	36.9	38.7	39.4	39.7	40.7
Non-residential Construction	13.5	13.9	13.5	13.4	13.6	15.3	16.3
Machinery and Equipment	21.6	19.9	21.3	23.1	26.0	28.2	28.0
Exports	306.8	312.1	312.8	328.5	335.9	338.3	339.5
Imports	248.5	254.2	262.4	280.7	289.5	300.9	312.4
Nominal Gross Domestic Product	469.1	494.8	509.5	533.4	556.6	578.2	601.7

Table 1 (continued)	($ Billions)
	2008	2009	2010	2011	2012	2013	2014
Real GDP (chained $2007)	601.7	582.9	600.1	614.6	622.7	631.1	648.4
Household Consumption	336.2	335.9	348.2	354.1	359.4	366.5	375.8
Current Expenditure	118.4	121.2	124.6	125.6	125.7	125.7	126.6
Residential Construction	38.8	36.5	39.4	40.9	42.8	42.1	42.2
Non-residential Construction	15.4	14.5	14.8	18.1	19.6	18.5	18.8
Machinery and Equipment	28.3	21.7	23.8	24.6	24.3	18.9	20.3
Exports	317.8	276.1	298.3	313.8	321.4	327.7	334.1
Imports	304.9	270.9	302.1	317.6	320.7	317.4	320.8
Nominal Gross Domestic Product	608.4	597.9	631.0	659.7	680.1	693.2	722.0

Source: Statistics Canada.

Ontario, Growth in Gross Domestic Product, 2001–2014	Table 2
	(Per Cent Change)
	2001	2002	2003	2004	2005	2006	2007
Real GDP (chained $2007)	1.8	3.4	1.1	2.8	3.2	1.9	0.8
Household Consumption	2.5	4.0	2.9	2.7	3.7	3.2	3.8
Current Expenditure	3.2	2.6	3.4	3.8	1.0	4.3	0.0
Residential Construction	9.9	9.9	1.3	5.0	1.7	0.9	2.5
Non-residential Construction	(0.9)	2.6	(2.8)	(1.2)	2.1	11.9	6.9
Machinery and Equipment	(5.5)	(7.6)	7.0	8.3	12.5	8.5	(0.8)
Exports	(3.2)	1.7	0.2	5.0	2.2	0.7	0.4
Imports	(4.7)	2.3	3.2	7.0	3.2	3.9	3.8
Nominal Gross Domestic Product	3.7	5.5	3.0	4.7	4.4	3.9	4.1

Table 2 (continued)	(Per Cent Change)
	2008	2009	2010	2011	2012	2013	2014
Real GDP (chained $2007)	0.0	(3.1)	3.0	2.4	1.3	1.3	2.7
Household Consumption	2.4	(0.1)	3.6	1.7	1.5	2.0	2.5
Current Expenditure	4.9	2.3	2.8	0.8	0.1	0.0	0.7
Residential Construction	(4.7)	(6.0)	8.1	3.6	4.7	(1.7)	0.4
Non-residential Construction	(5.3)	(5.9)	1.6	22.7	8.0	(5.6)	1.6
Machinery and Equipment	1.3	(23.4)	9.7	3.2	(0.9)	(22.2)	6.9
Exports	(6.4)	(13.1)	8.0	5.2	2.4	2.0	1.9
Imports	(2.4)	(11.2)	11.5	5.1	1.0	(1.0)	1.1
Nominal Gross Domestic Product	1.1	(1.7)	5.5	4.6	3.1	1.9	4.1

Source: Statistics Canada.

Ontario, Selected Economic Indicators, 2001–2014	Table 3
	2001	2002	2003	2004	2005	2006	2007
Retail Sales ($ Billions)	114.3	121.0	125.1	128.9	135.1	140.6	146.0

Housing Starts – Units (000s)	73.3	83.6	85.2	85.1	78.8	73.4	68.1

Primary Household Income ($ Billions)	315.6	323.2	332.9	349.1	364.9	381.9	403.4

Net Operating Surplus – Corporations ($ Billions)	53.9	65.7	68.4	70.5	74.9	74.3	73.3

Consumer Price Index (2002 = 100)	98.0	100.0	102.7	104.6	106.9	108.8	110.8

Labour Force (000s)	6,321	6,496	6,677	6,772	6,834	6,887	6,992

Employment (000s)	5,921	6,034	6,213	6,314	6,381	6,452	6,546

Unemployment Rate (%)	6.3	7.1	6.9	6.8	6.6	6.3	6.4

Table 3 (continued)
	2008	2009	2010	2011	2012	2013	2014
Retail Sales ($ Billions)	151.7	148.1	156.3	161.9	164.5	168.3	176.7

Housing Starts – Units (000s)	75.1	50.4	60.4	67.8	76.7	61.1	59.1

Primary Household Income ($ Billions)	414.7	412.8	424.3	444.1	459.1	473.9	490.4

Net Operating Surplus – Corporations ($ Billions)	66.0	56.0	74.4	83.4	85.9	80.9	91.2

Consumer Price Index (2002 = 100)	113.3	113.7	116.5	120.1	121.8	123.0	125.9

Labour Force (000s)	7,074	7,080	7,161	7,227	7,276	7,384	7,419

Employment (000s)	6,610	6,433	6,538	6,658	6,703	6,823	6,878

Unemployment Rate (%)	6.6	9.1	8.7	7.9	7.9	7.6	7.3

Sources: Statistics Canada, Canada Mortgage and Housing Corporation and Ontario Ministry of Finance.

Ontario, Selected Economic Indicators, Annual Change, 2001–2014	Table 4
	(Per Cent Change)
	2001	2002	2003	2004	2005	2006	2007
Retail Sales	2.5	5.9	3.4	3.0	4.8	4.0	3.8
Housing Starts	2.5	14.1	1.9	(0.1)	(7.4)	(6.8)	(7.2)
Primary Household Income	2.8	2.4	3.0	4.9	4.5	4.6	5.6
Net Operating Surplus – Corporations	4.7	21.8	4.2	3.0	6.3	(0.9)	(1.4)
Consumer Price Index	3.0	2.0	2.7	1.9	2.2	1.8	1.8
Labour Force	2.5	2.8	2.8	1.4	0.9	0.8	1.5
Employment	10.5	12.7	(2.8)	(1.4)	(2.9)	(4.5)	1.6

Table 4 (continued)	(Per Cent Change)
	2008	2009	2010	2011	2012	2013	2014
Retail Sales	3.9	(2.4)	5.5	3.6	1.6	2.3	5.0
Housing Starts	10.2	(32.9)	20.0	12.2	13.2	(20.4)	(3.2)
Primary Household Income	2.8	(0.5)	2.8	4.7	3.4	3.2	3.5
Net Operating Surplus – Corporations	(9.9)	(15.2)	32.9	12.1	3.0	(5.8)	12.7
Consumer Price Index	2.3	0.4	2.5	3.1	1.4	1.0	2.4
Labour Force	1.2	0.1	1.1	0.9	0.7	1.5	0.5
Employment	3.1	37.9	(4.4)	(9.2)	0.0	(3.8)	(3.9)

Sources: Statistics Canada, Canada Mortgage and Housing Corporation and Ontario Ministry of Finance.

Ontario, Real Gross Domestic Product by Industry at Basic Prices, 2011–2014	Table 5
	($2007 Chained Millions)
	2011	2012	2013	2014
Goods Producing Industries	134,128	136,103	135,309	138,644
Primary	12,775	12,680	13,182	13,340
Utilities	12,014	11,542	12,163	12,188
Construction	33,891	34,823	33,908	34,342
Manufacturing[1]	74,958	76,494	75,567	78,399
Services Producing Industries	436,209	442,389	450,026	461,135
Wholesale Trade	37,338	38,662	38,683	40,693
Retail Trade	29,738	29,562	30,455	31,684
Transportation and Warehousing	21,979	21,905	22,044	22,800
Information and Cultural (incl. Telecommunications)	21,417	21,567	21,897	21,972
Finance and Insurance	51,629	52,786	55,030	57,392
Real Estate and Leasing	75,366	77,240	79,054	80,829
Professional and Administrative Services	53,297	54,474	55,382	56,622
Management of Companies and Enterprises	4,570	4,559	4,724	4,742
Education	33,292	33,975	34,364	34,528
Health Care and Social Services	39,292	39,631	40,094	40,563
Arts, Entertainment and Recreation	4,369	4,369	4,473	4,512
Accommodation and Food	10,589	10,861	11,136	11,640
Other Services	10,921	11,118	11,523	11,800
Public Administration	42,411	41,733	41,431	41,859
Total Production	570,633	578,794	585,642	600,094

[1]	See Table 7 for detailed manufacturing industries.

Source: Statistics Canada.

Ontario, Growth in Real Gross Domestic Product by Industry at Basic Prices, 2011–2014	Table 6
	(Per Cent Change)
	2011	2012	2013	2014
Goods Producing Industries	3.4	1.5	(0.6)	2.5
Primary	16.7	(0.7)	4.0	1.2
Utilities	1.5	(3.9)	5.4	0.2
Construction	1.1	2.8	(2.6)	1.3
Manufacturing[1]	2.9	2.0	(1.2)	3.7
Services Producing Industries	2.4	1.4	1.7	2.5
Wholesale Trade	7.2	3.5	0.1	5.2
Retail Trade	0.2	(0.6)	3.0	4.0
Transportation and Warehousing	3.5	(0.3)	0.6	3.4
Information and Cultural (incl. Telecommunications)	1.0	0.7	1.5	0.3
Finance and Insurance	3.8	2.2	4.3	4.3
Real Estate and Leasing	2.9	2.5	2.3	2.2
Professional and Administrative Services	1.5	2.2	1.7	2.2
Management of Companies and Enterprises	2.7	(0.2)	3.6	0.4
Education	0.2	2.1	1.1	0.5
Health Care and Social Services	1.8	0.9	1.2	1.2
Arts, Entertainment and Recreation	(0.5)	0.0	2.4	0.9
Accommodation and Food	3.3	2.6	2.5	4.5
Other Services	0.6	1.8	3.6	2.4
Public Administration	1.9	(1.6)	(0.7)	1.0
Total Production	2.6	1.4	1.2	2.5

[1]	See Table 8 for detailed manufacturing industries.

Source: Statistics Canada.

Ontario, Real Gross Domestic Product at Basic Prices in Selected Manufacturing Industries, 2011–2014	Table 7
	($2007 Chained Millions)
	2011	2012	2013	2014
Manufacturing	74,958	76,494	75,567	78,399
Food, Beverage and Tobacco Products	11,358	11,425	11,549	11,877
Textile, Clothing and Leather Products	944	935	836	877
Wood Products and Furniture	2,881	2,921	3,091	3,211
Paper Products and Printing	4,805	4,820	4,735	4,833
Chemical and Petroleum Products	7,725	7,917	7,901	8,007
Plastic and Rubber Products	4,078	4,239	4,503	4,506
Primary Metal and Fabricated Metal Products	10,954	11,127	10,869	11,621
Machinery	5,589	5,823	5,638	5,726
Electrical and Electronic Products	6,250	5,448	4,871	5,096
Transportation Equipment	16,366	18,058	17,373	18,563
Other Manufacturing	4,121	4,018	4,347	4,428

Source: Statistics Canada.

Ontario, Growth in Real Gross Domestic Product at Basic Prices in Selected Manufacturing Industries, 2011–2014	Table 8
	(Per Cent Change)
	2011	2012	2013	2014
Manufacturing	2.9	2.0	(1.2)	3.7
Food, Beverage and Tobacco Products	(1.9)	0.6	1.1	2.8
Textile, Clothing and Leather Products	0.7	(1.0)	(10.5)	4.9
Wood Products and Furniture	(4.0)	1.4	5.9	3.9
Paper Products and Printing	(3.3)	0.3	(1.8)	2.1
Chemical and Petroleum Products	(1.0)	2.5	(0.2)	1.3
Plastic and Rubber Products	5.9	3.9	6.2	0.1
Primary Metal and Fabricated Metal Products	6.5	1.6	(2.3)	6.9
Machinery	16.7	4.2	(3.2)	1.6
Electrical and Electronic Products	(2.0)	(12.8)	(10.6)	4.6
Transportation Equipment	6.7	10.3	(3.8)	6.8
Other Manufacturing	4.3	(2.5)	8.2	1.9

Source: Statistics Canada.

Ontario, Housing Market Indicators, 2011–2014	Table 9
	2011	2012	2013	2014
New Housing Market
Residential Construction, Current $ Millions	45,980	50,100	50,332	52,540
Per Cent Change	7.9	9.0	0.5	4.4
Real Residential Construction ($2007 Millions)	40,861	42,778	42,068	42,220
Per Cent Change	3.6	4.7	(1.7)	0.4
Housing Starts (Units)	67,821	76,742	61,085	59,134
Per Cent Change	12.2	13.2	(20.4)	(3.2)
Of which: Single-detached, urban areas (Units)	24,912	23,580	21,312	21,352
Per Cent Change	(2.5)	(5.3)	(9.6)	0.2
Multiple, urban areas (Units)	40,329	50,834	37,303	34,813
Per Cent Change	27.8	26.0	(26.6)	(6.7)
New Housing Price Index (2007 = 100)	109.9	114.4	116.8	118.7
Per Cent Change	3.6	4.1	2.1	1.7
Resale Market
Home Resales (Units)	200,420	196,546	197,362	204,743

Per Cent Change	2.4	(1.9)	0.4	3.7

Average Resale Price ($)	365,510	384,866	403,137	431,526

Per Cent Change	7.0	5.3	4.7	7.0

Sources: Statistics Canada, Canada Mortgage and Housing Corporation and Canadian Real Estate Association.

Selected Financial Indicators, 2001–2014	Table 10
	(Per Cent)
	2001	2002	2003	2004	2005	2006	2007
Interest Rates
Bank Rate	4.3	2.7	3.2	2.5	2.9	4.3	4.6
Prime Rate	5.8	4.2	4.7	4.0	4.4	5.8	6.1
10-Year Government Bonds	5.5	5.3	4.8	4.6	4.1	4.2	4.3
Three-month T-Bills	3.7	2.6	2.9	2.2	2.7	4.0	4.1
Mortgage Rates
5-Year Rate	7.4	7.0	6.4	6.2	6.0	6.7	7.1
1-Year Rate	6.1	5.2	4.8	4.6	5.1	6.3	6.9
Canadian Household Debt Burden[1]
Consumer	31.6	33.1	35.4	37.6	39.8	40.4	42.1
Mortgage	65.7	68.1	71.2	74.4	77.9	80.3	86.0
Bank Loans	8.5	8.2	8.8	9.1	9.4	9.5	10.2
Other Loans	2.4	2.4	2.3	1.5	1.8	1.8	1.9
Total	108.3	111.8	117.7	122.5	129.0	132.1	140.2

Table 10 (continued)	(Per Cent)
	2008	2009	2010	2011	2012	2013	2014
Interest Rates
Bank Rate	3.2	0.6	0.9	1.3	1.3	1.3	1.3
Prime Rate	4.7	2.4	2.6	3.0	3.0	3.0	3.0
10-Year Government Bonds	3.6	3.3	3.2	2.8	1.9	2.3	2.2
Three-month T-Bills	2.3	0.3	0.6	0.9	0.9	1.0	0.9
Mortgage Rates
5-Year Rate	7.1	5.6	5.6	5.4	5.3	5.2	4.9
1-Year Rate	6.7	4.0	3.5	3.5	3.2	3.1	3.1
Canadian Household Debt Burden[1]
Consumer	44.4	48.0	47.2	46.7	46.0	46.2	46.0
Mortgage	90.8	95.0	97.9	100.6	101.7	102.9	105.2
Bank Loans	10.3	10.9	10.4	10.3	10.8	10.3	10.7
Other Loans	2.1	2.1	2.2	2.3	2.1	2.2	2.2
Total	147.5	155.9	157.7	159.8	160.7	161.6	164.1

[1]	Household debt as a share of household disposable income.

Note: All data are annual averages, except Canadian Household Debt Burden (year-end).

Sources: Statistics Canada’s National Balance Sheet Accounts and Bank of Canada.

Ontario and the G20, Real Gross Domestic Product Growth, 2001–2014	Table 11
	(Per Cent)
	2001	2002	2003	2004	2005	2006	2007
Ontario	1.8	3.4	1.1	2.8	3.2	1.9	0.8
Canada	1.8	3.0	1.8	3.1	3.2	2.6	2.1
Argentina	(4.4)	(10.9)	8.8	9.0	9.2	8.4	8.0
Australia	2.6	4.0	3.0	4.0	3.2	2.7	4.5
Brazil	1.3	3.1	1.2	5.7	3.1	4.0	6.0
China	8.3	9.1	10.0	10.1	11.3	12.7	14.2
European Union	2.2	1.4	1.6	2.7	2.3	3.6	3.4
France	2.0	1.1	0.8	2.8	1.6	2.4	2.4
Germany	1.8	0.0	(0.7)	0.7	0.9	3.9	3.4
India	4.9	3.9	7.9	7.8	9.3	9.3	9.8
Indonesia	3.6	4.5	4.8	5.0	5.7	5.5	6.3
Italy	1.8	0.3	0.2	1.6	1.0	2.0	1.5
Japan	0.4	0.3	1.7	2.4	1.3	1.7	2.2
Mexico	(0.6)	0.1	1.4	4.3	3.0	5.0	3.1
Russia	5.1	4.7	7.3	7.2	6.4	8.2	8.5
Saudi Arabia	0.5	0.1	8.3	8.6	7.3	5.6	6.0
South Africa	2.7	3.7	2.9	4.6	5.3	5.6	5.4
South Korea	4.5	7.4	2.9	4.9	3.9	5.2	5.5
Turkey	(5.7)	6.2	5.3	9.4	8.4	6.9	4.7
United Kingdom	2.7	2.5	4.3	2.5	2.8	3.0	2.6
United States	1.0	1.8	2.8	3.8	3.3	2.7	1.8

Table 11 (continued)	Ontario and the G20, Real GDP Growth, 2001–2014
	(Per Cent)
	2008	2009	2010	2011	2012	2013	2014
Ontario	0.0	(3.1)	3.0	2.4	1.3	1.3	2.7
Canada	1.0	(2.9)	3.1	3.1	1.7	2.2	2.5
Argentina	3.1	0.1	9.5	8.4	0.8	2.9	0.5
Australia	2.7	1.6	2.3	2.7	3.6	2.1	2.7
Brazil	5.0	(0.2)	7.6	3.9	1.8	2.7	0.1
China	9.6	9.2	10.6	9.5	7.7	7.7	7.3
European Union	0.7	(4.4)	2.0	1.8	(0.3)	0.2	1.4
France	0.2	(2.9)	2.0	2.1	0.2	0.7	0.2
Germany	0.8	(5.6)	3.9	3.7	0.6	0.4	1.6
India	3.9	8.5	10.3	6.6	5.1	6.9	7.3
Indonesia	7.4	4.7	6.4	6.2	6.0	5.6	5.0
Italy	(1.1)	(5.5)	1.7	0.6	(2.8)	(1.7)	(0.4)
Japan	(1.0)	(5.5)	4.7	(0.5)	1.7	1.6	(0.1)
Mexico	1.4	(4.7)	5.1	4.0	4.0	1.4	2.1
Russia	5.2	(7.8)	4.5	4.3	3.4	1.3	0.6
Saudi Arabia	8.4	1.8	4.8	10.0	5.4	2.7	3.5
South Africa	3.2	(1.5)	3.0	3.2	2.2	2.2	1.5
South Korea	2.8	0.7	6.5	3.7	2.3	2.9	3.3
Turkey	0.7	(4.8)	9.2	8.8	2.1	4.2	2.9
United Kingdom	(0.3)	(4.3)	1.9	1.6	0.7	1.7	3.0
United States	(0.3)	(2.8)	2.5	1.6	2.2	1.5	2.4
Sources: International Monetary Fund, U.S. Bureau of Economic Analysis and Statistics Canada.

Ontario and the G20, Employment Growth, 2001–2014	Table 12
	(Per Cent)
	2001	2002	2003	2004	2005	2006	2007
Ontario	1.8	1.9	3.0	1.6	1.1	1.1	1.4
Canada	1.2	2.4	2.4	1.6	1.3	1.7	2.3
Argentina	(1.3)	4.6	4.1	6.3	3.0	3.7	2.5
Australia	1.3	1.9	2.2	1.7	3.4	2.5	3.1
Brazil	0.7	3.1	4.0	2.9	2.6	1.9	2.6
China	1.0	0.8	0.6	0.7	0.6	0.5	0.5
European Union	0.7	(0.1)	0.4	0.7	1.0	1.7	1.9
France	1.4	0.3	(0.2)	0.4	0.8	1.3	1.7
Germany	(0.3)	(0.5)	(1.1)	0.4	0.0	0.8	1.7
India	2.3	2.3	2.3	2.2	2.2	2.1	2.1
Indonesia	1.1	0.9	(0.9)	3.2	0.6	0.6	3.5
Italy	1.8	1.0	0.1	0.6	0.3	1.3	0.8
Japan	(0.5)	(1.3)	(0.2)	0.2	0.4	0.5	0.6
Mexico	0.4	1.5	1.5	2.2	4.0	3.0	2.0
Russia	0.2	2.3	(0.5)	1.5	1.4	1.3	2.2
Saudi Arabia	4.4	6.1	7.3	6.9	5.6	4.6	3.2
South Africa	(2.5)	(1.6)	(1.2)	1.7	5.5	4.4	0.8
South Korea	2.0	2.8	(0.1)	1.9	1.3	1.3	1.2
Turkey	(0.0)	(0.3)	(0.8)	2.0	(7.4)	1.5	1.4
United Kingdom	1.2	0.8	1.1	1.0	1.3	1.2	0.7
United States	0.0	(0.3)	0.9	1.1	1.8	1.9	1.1

Table 12 (continued)	Ontario and the G20, Employment Growth, 2001–2014
	(Per Cent)
	2008	2009	2010	2011	2012	2013	2014
Ontario	1.0	(2.7)	1.6	1.8	0.7	1.8	0.8
Canada	1.4	(1.7)	1.4	1.5	1.3	1.5	0.6
Argentina	1.2	0.7	1.8	2.5	0.8	0.7	(1.5)
Australia	2.8	0.7	2.0	1.7	1.2	0.9	0.7
Brazil	3.4	0.7	3.5	2.1	2.2	1.4	1.5
China	0.4	0.3	0.4	0.4	0.4	0.4	0.4
European Union	1.0	(1.7)	(0.7)	0.1	(0.4)	(0.3)	1.0
France	(0.2)	(1.7)	0.9	0.9	(0.0)	(0.2)	0.4
Germany	1.3	0.1	0.3	1.4	1.2	0.6	0.9
India	2.1	2.0	2.0	1.9	1.8 *	1.6 *	1.7	*
Indonesia	3.1	2.6	2.6	0.2	3.0	2.2	1.3
Italy	0.7	(1.6)	(0.8)	0.2	(0.1)	(1.5)	0.3
Japan	(0.3)	(1.5)	(0.3)	(0.1)	(0.3)	0.7	0.6
Mexico	1.6	1.1	1.5	2.2	3.3	1.1	0.3
Russia	0.3	(2.1)	0.7	1.3	1.0	(0.2)	0.2
Saudi Arabia	2.5	2.4	8.4	12.5	2.0	4.9	3.8	*
South Africa	4.9	(2.7)	(2.8)	2.0	2.5	3.1	1.8
South Korea	0.6	(0.3)	1.4	1.7	1.8	1.6	2.1
Turkey	2.0	0.1	6.0	6.4	2.9	2.8	5.4
United Kingdom	0.4	(1.7)	(0.5)	0.5	1.0	1.3	3.3
United States	(0.5)	(3.8)	(0.6)	0.6	1.8	1.0	1.6

*	Oxford Economics estimate.

Sources: International Monetary Fund, Oxford Economics, U.S. Bureau of Labor Statistics and Statistics Canada.

Ontario and the G20, Unemployment Rates, 2001–2014	Table 13
	(Per Cent)
	2001	2002	2003	2004	2005	2006	2007
Ontario	6.3	7.1	6.9	6.8	6.6	6.3	6.4
Canada	7.2	7.7	7.6	7.2	6.8	6.3	6.0
Argentina	19.2	22.5	17.3	13.6	11.6	10.2	8.5
Australia	6.8	6.4	5.9	5.4	5.0	4.8	4.4
Brazil	11.3	11.7	12.3	11.5	9.8	10.0	9.3
China	3.6	4.0	4.3	4.2	4.2	4.1	4.0
European Union	8.7	9.0	9.2	9.2	9.0	8.2	7.2
France	8.5	8.3	8.5	8.9	8.9	8.8	8.0
Germany	7.8	8.6	9.7	10.3	11.0	10.0	8.6
India	9.2	8.9	8.5	8.2	7.8	7.5	7.2
Indonesia	8.1	9.1	9.5	9.9	11.2	10.3	9.1
Italy	9.1	8.6	8.5	8.0	7.7	6.8	6.1
Japan	5.0	5.4	5.2	4.7	4.4	4.1	3.8
Mexico	2.8	3.0	3.4	3.9	3.5	3.5	3.6
Russia	8.9	8.0	8.2	7.7	7.1	7.0	6.0
Saudi Arabia	4.6	5.3	5.6	5.8	6.1	6.3	5.6
South Africa	26.0	27.8	27.7	25.2	24.7	23.6	23.0
South Korea	4.0	3.3	3.6	3.7	3.7	3.5	3.3
Turkey	7.2	9.0	9.1	8.9	9.5	9.0	9.2
United Kingdom	5.1	5.2	5.0	4.8	4.8	5.4	5.4
United States	4.7	5.8	6.0	5.5	5.1	4.6	4.6

Table 13 (continued)	Ontario and the G20, Unemployment Rates, 2001–2014
	(Per Cent)
	2008	2009	2010	2011	2012		2013		2014
Ontario	6.6	9.1	8.7	7.9	7.9		7.6		7.3
Canada	6.1	8.3	8.1	7.5	7.3		7.1		6.9
Argentina	7.9	8.7	7.8	7.2	7.2		7.1		7.3
Australia	4.2	5.6	5.2	5.1	5.2		5.6		6.1
Brazil	7.9	8.1	6.8	6.0	5.5		5.4		4.8
China	4.2	4.3	4.1	4.1	4.1		4.1		4.1
European Union	7.1	9.0	9.6	9.6	10.5		10.9		10.2
France	7.4	9.1	9.3	9.1	9.7		10.3		10.3
Germany	7.4	7.7	7.0	5.9	5.4		5.2		5.0
India	6.8	6.5	6.1	5.8	5.6	*	5.6	*	5.6	*
Indonesia	8.4	7.9	7.1	6.6	6.1		6.3		6.1
Italy	6.8	7.8	8.4	8.4	10.6		12.2		12.7
Japan	4.0	5.1	5.1	4.6	4.3		4.0		3.6
Mexico	3.9	5.3	5.3	5.2	4.9		4.9		4.8
Russia	6.2	8.2	7.3	6.5	5.5		5.5		5.2
Saudi Arabia	5.2	5.4	5.5	5.8	5.5		5.6		5.5
South Africa	22.5	23.7	24.9	24.8	24.9		24.7		25.1
South Korea	3.2	3.7	3.7	3.4	3.2		3.1		3.5
Turkey	10.0	13.1	11.1	9.1	8.4		9.0		9.9
United Kingdom	5.7	7.6	7.9	8.1	8.0		7.6		6.2
United States	5.8	9.3	9.6	8.9	8.1		7.4		6.2

*	Oxford Economics estimate.

Note: Labour market data are subject to differences in definitions across countries and to many series breaks, though the latter are often of a minor nature.

Sources: International Monetary Fund, Oxford Economics, U.S. Bureau of Labor Statistics and Statistics Canada.

Ontario and the G20, CPI Inflation Rates, 2001–2014	Table 14
	(Per Cent)
	2001	2002	2003	2004	2005	2006	2007
Ontario	3.0	2.0	2.7	1.9	2.2	1.8	1.8
Canada	2.5	2.2	2.8	1.8	2.2	2.0	2.2
Argentina	(1.1)	25.9	13.4	4.4	9.6	10.9	8.8
Australia	4.4	3.0	2.7	2.3	2.6	3.6	2.3
Brazil	6.8	8.5	14.7	6.6	6.9	4.2	3.6
China	0.7	(0.8)	1.2	3.9	1.8	1.5	4.8
European Union	3.1	2.6	2.2	2.4	2.3	2.3	2.4
France	1.8	1.9	2.2	2.3	1.9	1.9	1.6
Germany	1.9	1.3	1.0	1.8	1.9	1.8	2.3
India	4.3	4.0	3.9	3.8	4.4	6.9	5.9
Indonesia	11.5	11.8	6.8	6.1	10.5	13.1	6.7
Italy	2.3	2.6	2.8	2.3	2.2	2.2	2.0
Japan	1.8	1.8	1.6	3.4	3.5	6.3	4.7
Mexico	6.4	5.0	4.6	4.7	4.0	3.6	4.0
Russia	21.5	15.8	13.7	10.9	12.7	9.7	9.0
Saudi Arabia	(1.3)	0.1	0.5	0.3	0.5	1.9	5.0
South Africa	5.6	9.2	5.9	1.4	3.3	4.7	7.1
South Korea	4.1	2.8	3.5	3.6	2.8	2.2	2.5
Turkey	54.2	45.1	25.3	8.6	8.2	9.6	8.8
United Kingdom	1.2	1.3	1.4	1.3	2.1	2.3	2.3
United States	2.8	1.6	2.3	2.7	3.4	3.2	2.9

Table 14 (continued)	Ontario and the G20, CPI Inflation Rates, 2001–2014
	(Per Cent)
	2008	2009	2010	2011	2012	2013	2014
Ontario	2.3	0.4	2.5	3.1	1.4	1.0	2.4
Canada	2.3	0.3	1.8	2.9	1.5	0.9	2.0
Argentina	8.6	6.3	10.5	9.8	10.0	10.6	22.6	*
Australia	4.4	1.7	2.9	3.4	1.7	2.4	2.5
Brazil	5.7	4.9	5.0	6.6	5.4	6.2	6.3
China	5.9	(0.7)	3.3	5.4	2.6	2.6	2.0
European Union	3.7	0.9	2.0	3.1	2.6	1.5	0.7
France	3.2	0.1	1.7	2.3	2.2	1.0	0.6
Germany	2.7	0.2	1.2	2.5	2.1	1.6	0.8
India	9.2	10.6	9.5	9.4	10.2	10.0	5.9
Indonesia	9.8	5.0	5.1	5.3	4.0	6.4	6.4
Italy	3.5	0.8	1.6	2.9	3.3	1.3	0.2
Japan	14.0	(0.7)	4.8	4.2	4.5	4.8	2.9
Mexico	5.1	5.3	4.2	3.4	4.1	3.8	4.0
Russia	14.1	11.7	6.9	8.4	5.1	6.8	7.8
Saudi Arabia	6.1	4.1	3.8	3.7	2.9	3.5	2.7
South Africa	11.5	7.1	4.3	5.0	5.7	5.8	6.1
South Korea	4.7	2.8	2.9	4.0	2.2	1.3	1.3
Turkey	10.4	6.3	8.6	6.5	8.9	7.5	8.9
United Kingdom	3.6	2.2	3.3	4.5	2.8	2.6	1.5
United States	3.8	(0.3)	1.6	3.1	2.1	1.5	1.6

*	Oxford Economics estimate.

Sources: International Monetary Fund, Oxford Economics, U.S. Bureau of Labor Statistics and Statistics Canada.

Ontario, International Merchandise Exports[1] by Major Commodity[2], 2014		Table 15
		Value ($ Millions)	2014 Growth (Per Cent)	Per Cent of Total
1	Motor vehicles and parts	60,061	7.1	33.9
2	Precious metals & stones	19,845	(2.5)	11.2
3	Mechanical equipment	16,228	12.8	9.2
4	Plastic products	6,569	12.3	3.7
5	Electrical machinery	6,414	2.5	3.6
6	Pharmaceutical products	5,830	58.1	3.3
7	Iron and steel	5,176	18.5	2.9
8	Nickel & articles thereof	3,707	10.4	2.1
9	Oils & other petroleum products	3,558	17.3	2.0
10	Furniture and accessories	3,325	13.7	1.9
11	Scientific, photo & medical equipment	2,809	6.6	1.6
12	Iron and steel products	2,791	16.2	1.6
13	Aircraft and parts	2,640	13.3	1.5
14	Cereal and baked products	2,591	10.6	1.5
15	Aluminium & articles	2,123	20.4	1.2
16	Paper products	2,074	7.3	1.2
17	Organic chemicals	1,964	(2.9)	1.1
18	Rubber products	1,771	(4.0)	1.0
19	Inorganic chemicals	1,632	(21.5)	0.9
20	Miscellaneous chemical products	1,521	4.9	0.9
21	Wood products	1,231	10.2	0.7
22	Seeds and miscellaneous grains	1,207	12.0	0.7
23	Meat	1,090	19.6	0.6
24	Vegetables	1,042	2.6	0.6
25	Perfumes and cosmetics	983	0.4	0.6

	All other commodities	19,102	6.5	10.8

	Total Exports	177,285	8.0	100

[1]	International merchandise exports exclude re-exports and are reported on a customs basis.
[2]	Product groupings based on two-digit Harmonized System codes.

Sources:	Statistics Canada and Ontario Ministry of Finance.

Ontario, International Merchandise Imports by Major Commodity[1], 2014		Table 16
		Value ($ Millions)	2014 Growth (Per Cent)	Per Cent of Total
1	Motor vehicles and parts	61,570	5.9	20.8
2	Mechanical equipment	43,440	13.7	14.7
3	Electrical machinery	33,134	5.1	11.2
4	Precious metals & stones	11,938	0.2	4.0
5	Pharmaceutical products	11,511	15.9	3.9
6	Plastic products	10,989	10.3	3.7
7	Scientific, photo & medical equipment	9,120	2.9	3.1
8	Oils & other petroleum products	7,597	73.0	2.6
9	Iron and steel	5,837	21.6	2.0
10	Furniture and accessories	5,643	10.4	1.9
11	Iron and steel products	5,617	11.5	1.9
12	Organic chemicals	4,437	14.5	1.5
13	Rubber products	3,775	8.6	1.3
14	Paper products	3,759	6.4	1.3
15	Aircraft and parts	3,125	79.7	1.1
16	Aluminium & articles	2,871	13.0	1.0
17	Miscellaneous chemical products	2,778	5.7	0.9
18	Toys and sporting goods	2,679	14.5	0.9
19	Perfumes and cosmetics	2,670	9.2	0.9
20	Fruit and nuts	2,614	7.3	0.9
21	Cereal and baked products	2,268	13.9	0.8
22	Beverages	2,192	6.6	0.7
23	Non-knitted clothes	2,132	9.3	0.7
24	Knitted clothes	2,100	11.5	0.7
25	Miscellaneous food products	2,079	13.2	0.7

	All other commodities	47,747	9.6	16.2
	Domestic Imports	293,624	10.3	99.3
	Re-imports[2]	1,959	4.5	0.7

	Total Imports	295,583	10.3	100.0

[1]	Product groupings based on two-digit Harmonized System codes. Data are reported on a customs basis.
[2]	These are goods re-entering (returned to) Ontario after having been exported abroad without having been materially altered or enhanced in value while abroad.

Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, International Merchandise Exports[1] by Top 25 Trading Partners, 2014		Table 17
		Exports ($ Millions)	2014 Growth (Per Cent)	Per Cent of Total
1	United States	140,511	9.0	79.3
2	United Kingdom	11,371	8.8	6.4
3	Hong Kong	3,266	(15.8)	1.8
4	China	2,062	(4.4)	1.2
5	Mexico	2,054	6.2	1.2
6	Japan	1,982	28.9	1.1
7	Norway	1,826	5.4	1.0
8	Germany	1,120	(19.7)	0.6
9	Italy	1,109	62.4	0.6
10	Switzerland	1,078	(20.8)	0.6
11	France	815	14.2	0.5
12	Belgium	728	77.7	0.4
13	Netherlands	636	1.6	0.4
14	Saudi Arabia	543	21.8	0.3
15	Australia	488	(4.4)	0.3
16	South Korea	475	2.5	0.3
17	Singapore	465	64.9	0.3
18	United Arab Emirates	421	(40.4)	0.2
19	Brazil	366	(4.6)	0.2
20	Botswana	335	79.4	0.2
21	India	307	(17.3)	0.2
22	Spain	240	35.2	0.1
23	Ireland	238	24.8	0.1
24	Russia	223	(1.7)	0.1
25	Taiwan	214	5.3	0.1

	All other countries	4,413	3.5	2.5

	Total	177,285	8.0	100.0

[1]	International merchandise exports exclude re-exports and are reported on a customs basis.

Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, International Merchandise Imports[1] by Top 25 Trading Partners, 2014		Table 18
		Imports ($ Millions)	2014 Growth (Per Cent)	Per Cent of Total
1	United States	167,864	11.3	56.8
2	China	34,140	14.6	11.5
3	Mexico	22,234	10.4	7.5
4	Japan	8,850	(1.4)	3.0
5	Germany	7,677	5.2	2.6
6	South Korea	4,834	(8.2)	1.6
7	United Kingdom	3,842	44.3	1.3
8	Italy	3,225	14.7	1.1
9	Switzerland	3,018	(2.3)	1.0
10	France	2,406	15.9	0.8
11	Taiwan	2,389	(7.4)	0.8
12	Peru	2,231	(3.0)	0.8
13	Thailand	1,692	7.5	0.6
14	Argentina	1,674	9.9	0.6
15	Malaysia	1,633	7.3	0.6
16	India	1,622	11.8	0.5
17	Dominican Republic	1,604	43.5	0.5
18	Vietnam	1,367	30.9	0.5
19	Brazil	1,265	(2.2)	0.4
20	Belgium	1,201	28.5	0.4
21	Spain	1,074	33.8	0.4
22	Ireland	963	9.2	0.3
23	Sweden	934	(2.7)	0.3
24	Netherlands	849	(0.9)	0.3
25	Poland	801	32.6	0.3

	All other countries	14,238	3.3	5.5
	Domestic Imports	293,624	10.3	99.3
	Re-imports	1,959	4.5	0.7

	Total	295,583	10.3	100.0

[1]	Data reported on a customs basis. Domestic imports exclude re-imports. Total imports are the sum of domestic imports and re-imports.

Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Selected Demographic Characteristics, 2007–2015[1]	Table 19
	2007	2008	2009	2010	2011	2012	2013	2014	2015
Total Population (000s)	12,764	12,883	12,998	13,135	13,264	13,410	13,551	13,678	13,792
Annual Average Growth Over Preceding Year (%)	0.8	0.9	0.9	1.1	1.0	1.1	1.1	0.9	0.8
Median Age (Years)	38.7	39.0	39.3	39.6	39.8	40.0	40.2	40.4	40.6

Age Group Shares (%)
0–4	5.4	5.4	5.4	5.4	5.4	5.3	5.3	5.2	5.2
5–14	12.1	11.9	11.7	11.4	11.2	11.0	10.9	10.8	10.7
15–24	13.8	13.7	13.7	13.7	13.7	13.7	13.6	13.4	13.2
25–44	28.9	28.4	27.8	27.4	27.1	27.0	26.8	26.7	26.7
45–64	26.6	27.2	27.7	28.1	28.4	28.3	28.2	28.2	28.1
65–74	7.0	7.1	7.3	7.4	7.6	8.0	8.4	8.7	9.0
75+	6.3	6.4	6.4	6.5	6.6	6.7	6.8	6.9	7.1
Total Fertility Rate[2]	1.58	1.6	1.58	1.56	1.55	—	—	—	—

Life Expectancy at Birth (Years)[3]
Female	83.3	83.4	83.7	83.9	—	—	—	—	—
Male	78.9	79.1	79.4	79.8	—	—	—	—	—

Families (000s)[4]	—	—	—	—	3,612	—	—	—	—

Households (000s)[4]	—	—	—	—	4,888	—	—	—	—

[1]	Population estimates are for July 1.
[2]	Calendar-year data.
[3]	For three-year periods with the reference year as the middle year.
[4]	Families and households are from Census enumeration.

Source: Statistics Canada.

Ontario, Components of Population Growth, 2005–06 to 2014–15[1]	Table 20
	(Thousands)
	2005–06	2006–07	2007–08	2008–09	2009–10
Population at Beginning of Period	12,528	12,662	12,764	12,883	12,998
Births	134	137	141	140	140
Deaths	84	87	88	88	88
Immigrants	133	115	115	105	117
Net Emigrants[2]	25	20	21	18	15
Net Change in Non-permanent Residents	0	2	11	16	13
Interprovincial Arrivals	56	59	62	57	60
Interprovincial Departures	73	79	76	73	64
Population Growth During Period	134	103	118	115	137
Population at End of Period[3]	12,662	12,764	12,883	12,998	13,135
Population Growth (%)	1.1	0.8	0.9	0.9	1.1

Table 20 (continued)	(Thousands)
	2010–11	2011–12	2012–13	2013–14	2014–15
Population at Beginning of Period	13,135	13,264	13,410	13,551	13,678
Births	139	140	141	143	144
Deaths	91	90	93	97	100
Immigrants	105	101	106	102	89
Net Emigrants[2]	15	17	16	16	16
Net Change in Non-permanent Residents	15	23	17	9	6
Interprovincial Arrivals	58	60	55	57	62
Interprovincial Departures	62	71	69	72	70
Population Growth During Period	128	146	141	127	114
Population at End of Period[3]	13,264	13,410	13,551	13,678	13,792
Population Growth (%)	1	1.1	1.1	0.9	0.8

[1]	Data are from July 1 to June 30 (Census year).
[2]	Net Emigrants = Emigrants plus net change in temporary emigrants minus returning emigrants.
[3]	The sum of the components does not equal the total change in population due to residual deviation.

Source: Statistics Canada.

Ontario, Labour Force, 2001–2014	Table 21
	2001	2002	2003	2004	2005	2006	2007
Labour Force (000s)	6,321	6,496	6,677	6,772	6,834	6,887	6,992
Annual Labour Force Growth (%)	2.5	2.8	2.8	1.4	0.9	0.8	1.5
Participation Rate (%)
Male	73.4	73.7	74.3	74.1	73.5	72.6	72.5
Female	61.4	62.0	62.9	62.9	62.6	62.6	63.2
Share of Labour Force (%)
Youth (15–24)	16.3	16.4	16.4	16.3	16.1	16.1	16.2
Older Workers (45+)	32.6	33.5	34.8	35.5	36.4	37.5	38.4

Table 21 (continued)
	2008	2009	2010	2011	2012	2013	2014
Labour Force (000s)	7,074	7,080	7,161	7,227	7,276	7,384	7,419
Annual Labour Force Growth (%)	1.2	0.1	1.1	0.9	0.7	1.5	0.5
Participation Rate (%)
Male	72.5	71.5	71.1	71.1	70.7	70.5	70.3
Female	63.1	62.6	62.8	62.3	61.9	62.2	61.6
Share of Labour Force (%)
Youth (15–24)	16.0	15.5	15.1	15.3	14.9	15.0	15.1
Older Workers (45+)	39.7	40.9	41.8	42.3	42.6	42.7	43.0

Source: Statistics Canada.

Ontario, Employment, 2001–2014	Table 22
	2001	2002	2003	2004	2005	2006	2007
Total Employment (000s)	5,921	6,034	6,213	6,314	6,381	6,452	6,546
Male	3,167	3,213	3,302	3,352	3,385	3,400	3,411
Female	2,755	2,821	2,911	2,962	2,996	3,053	3,135
Annual Employment Growth (%)	1.8	1.9	3.0	1.6	1.1	1.1	1.4
Net Job Creation (000s)	106	113	179	101	67	71	93
Public-sector Employment (000s)	1,005	1,037	1,051	1,110	1,137	1,163	1,196
Private-sector Employment (000s)	4,040	4,105	4,245	4,267	4,309	4,351	4,366
Self-employment (000s)	876	892	916	937	935	939	983
Manufacturing Employment
(% of total)	17.9	18.1	17.6	17.5	16.7	15.5	14.3
Services Employment
(% of total)	73.5	73.5	73.7	73.9	74.3	75.4	76.6
Part-time (% of total)	17.8	18.3	18.5	18.2	18.2	17.9	18.2
Average Hours Worked Per Week[1]	37.5	37.3	36.6	37.1	37.2	36.8	37.1

Table 22 (continued)
	2008	2009	2010	2011	2012	2013	2014
Total Employment (000s)	6,610	6,433	6,538	6,658	6,703	6,823	6,878
Male	3,445	3,301	3,364	3,450	3,472	3,523	3,567
Female	3,165	3,132	3,174	3,208	3,231	3,301	3,311
Annual Employment Growth (%)	1.0	(2.7)	1.6	1.8	0.7	1.8	0.8
Net Job Creation (000s)	65	(178)	105	121	44	121	55
Public-sector Employment (000s)	1,261	1,233	1,255	1,294	1,286	1,314	1,305
Private-sector Employment (000s)	4,346	4,195	4,268	4,340	4,373	4,447	4,517
Self-employment (000s)	1,004	1,005	1,015	1,024	1,044	1,063	1,056
Manufacturing Employment
(% of total)	13.4	12.0	11.7	11.6	11.6	11.2	10.9
Services Employment
(% of total)	77.3	78.8	78.9	78.8	78.9	79.5	79.9
Part-time (% of total)	18.8	19.6	19.6	19.3	19.3	19.6	19.5
Average Hours Worked Per Week[1]	36.7	35.9	36.0	36.3	36.5	36.3	35.8

[1]	Average actual hours worked per week at all jobs, excluding persons not at work, in reference week.

Source: Statistics Canada.

Ontario, Unemployment, 2001–2014	Table 23
	2001	2002	2003	2004	2005	2006	2007
Total Unemployment (000s)	399	461	464	458	453	435	446
Unemployment Rate (%)	6.3	7.1	6.9	6.8	6.6	6.3	6.4
Male	6.4	7.4	7.1	6.9	6.7	6.4	6.8
Female	6.2	6.8	6.8	6.6	6.6	6.3	6.0
Toronto CMA[1]	6.3	7.4	7.7	7.5	7.0	6.6	6.8
Northern Ontario	8.0	8.1	7.4	7.8	7.0	7.4	6.9
Youth (15–24)	12.5	13.9	14.4	14.1	13.9	13.2	12.9
Older Workers (45+)	4.4	4.7	4.7	4.5	4.7	4.3	4.5
Share of Total Unemployment (%)
Long-term Unemployed (27 weeks+)	12.8	15.5	16.2	15.5	15.1	14.3	13.0
Youth (15–24)	32.2	32.1	34.0	34.2	33.8	33.7	32.8
Older Workers (45+)	22.8	22.1	23.6	23.5	26.0	25.6	27.2
Average Duration (weeks)	15.3	16.3	17.0	16.1	16.0	15.8	14.6
Youth (15–24)	8.6	9.4	9.4	8.8	8.7	8.7	8.1
Older Workers (45+)	25.7	24.5	27.3	24.3	23.9	23.7	22.4

Table 23 (continued)
	2008	2009	2010	2011	2012	2013	2014
Total Unemployment (000s)	464	648	623	569	574	560	541

Unemployment Rate (%)	6.6	9.1	8.7	7.9	7.9	7.6	7.3

Male	6.9	10.5	9.4	8.2	8.3	8.0	7.5

Female	6.2	7.7	8.0	7.6	7.5	7.2	7.1

Toronto CMA[1]	6.9	9.6	9.1	8.4	8.7	8.1	8.0

Northern Ontario	6.7	9.0	8.3	7.8	7.2	7.4	6.6

Youth (15–24)	13.8	17.6	17.4	15.9	17.0	16.2	15.7

Older Workers (45+)	4.9	6.8	6.6	5.9	5.8	5.5	5.3

Share of Total Unemployment (%)
Long-term Unemployed (27 weeks+)	13.7	18.8	24.9	24.1	22.7	22.9	22.8

Youth (15–24)	33.5	29.8	30.3	30.9	32.1	32.1	32.4

Older Workers (45+)	29.8	30.4	31.8	31.6	31.3	31.2	31.1

Average Duration (weeks)	14.8	18.4	22.0	22.4	22.2	21.8	22.4

Youth (15–24)	8.4	11.1	11.4	12.2	12.7	12.7	13.4

Older Workers (45+)	20.9	26.3	31.3	32.8	32.0	29.5	31.7

[1]	CMA is Census Metropolitan Area. Toronto CMA includes the city of Toronto; the regions of York, Peel and Halton (excluding Burlington); Uxbridge, Pickering, Ajax, Mono, Orangeville, New Tecumseth and Bradford West Gwillimbury.

Source: Statistics Canada.

Employment Insurance (EI), 2001–2014	Table 24
	2001	2002	2003	2004	2005	2006	2007
EI Regular Beneficiaries[1] (000s)
Ontario	122	136	142	136	132	129	131
Canada	521	556	564	541	516	494	479
EI Total Benefit Payments ($ millions)
Ontario[2]	3,503	4,288	4,344	4,391	4,272	4,261	4,642
Canada[3]	12,925	14,549	14,957	14,841	14,511	13,974	14,257
EI Contributions ($ millions)
Ontario[2]	7,477	7,384	7,219	6,895	7,108	6,975	6,921
Canada[3]	18,143	17,995	17,724	16,578	17,161	15,884	16,709
EI Premium Rate[4] (% insured earnings)
Employer	3.15	3.08	2.94	2.77	2.73	2.62	2.52
Employee	2.25	2.20	2.10	1.98	1.95	1.87	1.80

Table 24 (continued)
	2008	2009	2010	2011	2012	2013	2014
EI Regular Beneficiaries[1] (000s)

Ontario	142	246	216	175	159	155	147
Canada	486	734	684	583	535	503	489
EI Total Benefit Payments ($ millions)

Ontario[2]	4,980	7,567	7,055	6,059	5,854	5,867	6,037
Canada[3]	14,957	21,040	20,040	18,247	17,700	17,293	17,795
EI Contributions ($ millions)

Ontario[2]	6,718	6,745	6,943	7,345	7,857	8,634	8,895
Canada[3]	16,737	16,502	17,227	18,221	19,558	21,492	22,141
EI Premium Rate[4] (% insured earnings)
Employer	2.42	2.42	2.42	2.49	2.56	2.63	2.63
Employee	1.73	1.73	1.73	1.78	1.83	1.88	1.88

[1]	Figures are reported by Statistics Canada (year-to-date average).
[2]	Figures for Ontario EI Benefit Payments and Contributions are Ontario Ministry of Finance estimates.
[3]	Figures are reported by the federal Department of Finance.
[4]	EI premiums are collected on total earnings from the first dollar earned to the maximum insurable earnings.

Note: In 2015, the EI maximum weekly benefit is $524, which is equal to 55 per cent of EI maximum insurable earnings of $49,500.

Sources: Statistics Canada, Employment and Social Development Canada, Department of Finance Canada and Ontario Ministry of Finance.

Ontario, Labour Compensation, 2001–2014	Table 25
	2001		2002	2003	2004	2005	2006	2007
Average Weekly Earnings ($)[1]	695.97		711.12	728.63	748.88	776.19	788.72	819.09
Increase (%)	NA	[2]	2.2	2.5	2.8	3.6	1.6	3.9
CPI Inflation (%)	3.0		2.0	2.7	1.9	2.2	1.8	1.8
AWE Increase Less CPI Inflation (%)	NA	[2]	0.1	(0.2)	0.9	1.4	(0.2)	2.0
AWE – Manufacturing ($)	870.01		886.23	907.78	935.49	960.74	961.51	997.92
Increase (%)	NA	[2]	1.9	2.4	3.1	2.7	0.1	3.8
Increase Less CPI Inflation (%)	NA	[2]	(0.2)	(0.3)	1.2	0.5	(1.7)	1.9
Wage Settlement Increases (%)[3]
All Sectors	2.9		3.0	3.1	2.9	2.7	2.5	3.0
Public	2.9		2.9	3.5	3.1	2.7	3.0	3.1
Private	2.9		3.0	1.9	2.7	2.4	1.8	2.9
Person Days Lost Due to Strikes and Lockouts (000s)	672		1,511	495	487	403	395	389
Minimum Wage at Year-end ($/hour)	6.85		6.85	6.85	7.15	7.45	7.75	8.00

Table 25 (continued)
	2008		2009	2010	2011	2012	2013	2014
Average Weekly Earnings ($)[1]	838.28		848.90	881.30	893.31	906.00	920.16	938.36
Increase (%)	2.3		1.3	3.8	1.4	1.4	1.6	2.0
CPI Inflation (%)	2.3		0.4	2.5	3.1	1.4	1.0	2.4
AWE Increase Less CPI Inflation (%)	0.1		0.9	1.4	(1.7)	0.0	0.6	(0.4)
AWE – Manufacturing ($)	1,000.21		950.21	999.68	1,006.80	1,037.26	1,051.36	1,072.43
Increase (%)	0.2		(5.0)	5.2	0.7	3.0	1.4	2.0
Increase Less CPI Inflation (%)	(2.0)		(5.4)	2.7	(2.4)	1.6	0.4	(0.4)
Wage Settlement Increases (%)[3]
All Sectors	2.7		2.2	2.0	1.7	1.3	1.0	1.5
Public	3.1		2.4	1.9	1.6	1.4	0.5	1.4
Private	2.0		1.2	2.0	1.9	1.2	2.3	1.9
Person Days Lost Due to Strikes and Lockouts (000s)	282		1,550	705	352	201	288	132
Minimum Wage at Year-end ($/hour)	8.75		9.50	10.25	10.25	10.25	10.25	11.00

[1]	Average Weekly Earnings (AWE) includes overtime.
[2]	In January 2009, Statistics Canada began using a new estimation method aimed at improving the quality of data at the provincial level. The AWE series was revised back to 2001. For this reason, changes from 2000 to 2001 should be treated with caution.
[3]	Wage settlement increases are for collective agreements covering 200 or more employees for data prior to 2010 and 150+ employees from 2010 onwards, Ontario Ministry of Labour.

Sources: Statistics Canada, Ontario Ministry of Labour and Ontario Ministry of Finance.

Ontario, Employment by Occupation, 2003–2014	Table 26
	(Thousands)
	2003	2004	2005	2006	2007	2008
Management	586	619	623	657	633	661

Business, Finance and Administrative	1,147	1,199	1,170	1,213	1,213	1,245

Natural and Applied Sciences	448	435	464	463	479	493

Health	332	341	344	353	366	381

Social Science, Education, Government Service and Religion	474	475	540	545	573	595

Art, Culture, Recreation and Sport	190	201	198	197	206	224

Sales and Service	1,453	1,435	1,449	1,476	1,578	1,549

Trades, Transport and Equipment Operators	892	905	914	907	897	924

Primary Industry	130	133	143	157	155	133

Processing, Manufacturing and Utilities	560	571	537	484	446	406

Total	6,213	6,314	6,381	6,452	6,546	6,610

Table 26 (continued)	(Thousands)
	2009	2010	2011	2012	2013	2014
Management	640	631	607	633	609	587

Business, Finance and Administrative	1,215	1,219	1,256	1,234	1,282	1,248

Natural and Applied Sciences	466	496	507	499	510	556

Health	392	399	429	430	443	457

Social Science, Education, Government Service and Religion	618	635	616	629	654	647

Art, Culture, Recreation and Sport	221	231	236	222	240	237

Sales and Service	1,532	1,572	1,584	1,635	1,662	1,713

Trades, Transport and Equipment Operators	879	873	907	913	913	918

Primary Industry	133	134	146	141	136	143

Processing, Manufacturing and Utilities	338	350	371	366	375	371

Total	6,433	6,538	6,658	6,703	6,823	6,878

Note: Occupational groupings based on National Occupational Classification for Statistics (NOC-S) 2006.

Source: Statistics Canada.

Ontario, Distribution of Employment by Occupation, 2003–2014	Table 27
	(Per Cent)
	2003	2004	2005	2006	2007	2008
Management	9.4	9.8	9.8	10.2	9.7	10.0

Business, Finance and Administrative	18.5	19.0	18.3	18.8	18.5	18.8

Natural and Applied Sciences	7.2	6.9	7.3	7.2	7.3	7.5

Health	5.4	5.4	5.4	5.5	5.6	5.8

Social Science, Education, Government Service and Religion	7.6	7.5	8.5	8.4	8.7	9.0

Art, Culture, Recreation and Sport	3.1	3.2	3.1	3.1	3.1	3.4

Sales and Service	23.4	22.7	22.7	22.9	24.1	23.4

Trades, Transport and Equipment Operators	14.4	14.3	14.3	14.1	13.7	14.0

Primary Industry	2.1	2.1	2.2	2.4	2.4	2.0

Processing, Manufacturing and Utilities	9.0	9.0	8.4	7.5	6.8	6.1

Total	100.0	100.0	100.0	100.0	100.0	100.0

Table 27 (continued)	(Per Cent)
	2009	2010	2011	2012	2013	2014
Management	9.9	9.7	9.1	9.4	8.9	8.5

Business, Finance and Administrative	18.9	18.6	18.9	18.4	18.8	18.1

Natural and Applied Sciences	7.2	7.6	7.6	7.5	7.5	8.1

Health	6.1	6.1	6.4	6.4	6.5	6.6

Social Science, Education, Government Service and Religion	9.6	9.7	9.3	9.4	9.6	9.4

Art, Culture, Recreation and Sport	3.4	3.5	3.6	3.3	3.5	3.4

Sales and Service	23.8	24.0	23.8	24.4	24.4	24.9

Trades, Transport and Equipment Operators	13.7	13.4	13.6	13.6	13.4	13.4

Primary Industry	2.1	2.0	2.2	2.1	2.0	2.1

Processing, Manufacturing and Utilities	5.2	5.4	5.6	5.5	5.5	5.4

Total	100.0	100.0	100.0	100.0	100.0	100.0

Note: Occupational groupings based on National Occupational Classification for Statistics (NOC-S) 2006.

Source: Statistics Canada.

Ontario, Employment by Industry, 2005–2014	Table 28
	(Thousands)
	2005	2006	2007	2008	2009
Goods Producing Industries	1,637	1,587	1,534	1,502	1,365

Primary Industries	128	139	131	123	121

Manufacturing	1,063	997	939	883	774

Construction	398	404	406	433	415

Utilities	48	48	57	63	56

Services Producing Industries	4,744	4,865	5,011	5,108	5,068

Trade	993	1,012	1,018	1,017	1,007

Transportation and Warehousing	293	295	302	321	318

Finance, Insurance, Real Estate and Leasing	448	472	469	469	480

Professional, Scientific and Technical Services	435	449	470	489	480

Business, Building and Other Support	281	291	292	307	280

Educational Services	426	446	463	473	451

Health Care and Social Assistance	623	633	668	683	703

Information, Culture and Recreation	299	317	328	311	312

Accommodation and Food Services	365	377	404	397	384

Public Administration	324	313	331	356	354

Other Services	258	261	267	286	299

Total Employment	6,381	6,452	6,546	6,610	6,433

Table 28 (continued)	Ontario, Employment by Industry, 2005–2014
	(Thousands)
	2010	2011	2012	2013	2014
Goods Producing Industries	1,381	1,409	1,415	1,398	1,382

Primary Industries	121	129	126	120	115

Manufacturing	764	773	779	767	749

Construction	442	455	458	459	467

Utilities	54	52	52	52	51

Services Producing Industries	5,157	5,250	5,287	5,426	5,496

Trade	1,009	1,006	1,007	1,019	1,047

Transportation and Warehousing	311	323	313	336	329

Finance, Insurance, Real Estate and Leasing	481	497	496	510	512

Professional, Scientific and Technical Services	512	530	530	543	560

Business, Building and Other Support	291	296	296	328	335

Educational Services	456	459	465	483	495

Health Care and Social Assistance	730	751	769	791	798

Information, Culture and Recreation	320	335	320	312	317

Accommodation and Food Services	393	403	432	441	450

Public Administration	357	363	366	372	367

Other Services	298	288	295	292	287

Total Employment	6,538	6,658	6,703	6,823	6,878

Note: Industrial groupings based on North American Industry Classification System (NAICS).

Source: Statistics Canada.

Ontario, Growth in Employment by Industry, 2005–2014	Table 29
	(Per Cent Change)
	2005	2006	2007	2008	2009
Goods Producing Industries	(0.5)	(3.1)	(3.3)	(2.1)	(9.1)
Primary Industries	15.5	8.6	(5.7)	(6.0)	(2.2)
Manufacturing	(3.9)	(6.2)	(5.8)	(6.0)	(12.4)
Construction	7.0	1.4	0.7	6.5	(4.1)
Utilities	(15.6)	(1.0)	20.1	9.4	(10.8)
Services Producing Industries	1.6	2.6	3.0	1.9	(0.8)
Trade	3.1	2.0	0.6	(0.1)	(1.0)
Transportation and Warehousing	(2.5)	0.9	2.2	6.3	(1.0)
Finance, Insurance, Real Estate and Leasing	4.4	5.4	(0.8)	0.1	2.4
Professional, Scientific and Technical Services	(0.5)	3.3	4.6	4.0	(1.8)
Business, Building and Other Support	1.0	3.5	0.3	5.1	(8.8)
Educational Services	8.9	4.5	3.9	2.1	(4.7)
Health Care and Social Assistance	(1.0)	1.6	5.7	2.2	3.0
Information, Culture and Recreation	(1.9)	6.1	3.5	(5.2)	0.3
Accommodation and Food Services	(0.8)	3.3	7.1	(1.7)	(3.2)
Public Administration	4.1	(3.4)	5.9	7.5	(0.5)
Other Services	0.5	1.2	2.5	7.1	4.6
Total Employment	1.1	1.1	1.4	1.0	(2.7)

Table 29 (continued)	Ontario, Growth in Employment by Industry, 2005–2014
	(Per Cent Change)
	2010	2011	2012	2013	2014
Goods Producing Industries	1.1	2.0	0.5	(1.3)	(1.1)
Primary Industries	0.5	6.3	2.6	(4.6)	(3.9)
Manufacturing	(1.3)	1.2	0.8	(1.6)	(2.4)
Construction	6.5	2.9	0.8	0.2	1.8
Utilities	(3.0)	(3.7)	0.0	(1.0)	(1.4)
Services Producing Industries	1.8	1.8	0.7	2.6	1.3
Trade	0.2	(0.3)	0.1	1.2	2.7
Transportation and Warehousing	(2.0)	3.6	(3.1)	7.6	(2.2)
Finance, Insurance, Real Estate and Leasing	0.1	3.4	(0.3)	2.9	0.4
Professional, Scientific and Technical Services	6.6	3.5	0.1	2.3	3.2
Business, Building and Other Support	3.9	1.8	0.2	10.6	2.1
Educational Services	1.2	0.5	1.4	3.9	2.3
Health Care and Social Assistance	3.8	2.9	2.3	2.9	0.9
Information, Culture and Recreation	2.5	4.7	(4.5)	(2.5)	1.6
Accommodation and Food Services	2.3	2.3	7.2	2.1	2.2
Public Administration	0.8	1.8	0.7	1.6	(1.3)
Other Services	(0.4)	(3.3)	2.4	(1.0)	(1.7)
Total Employment	1.6	1.8	0.7	1.8	0.8

Note: Industrial groupings based on North American Industry Classification System (NAICS).

Source: Statistics Canada.

Ontario, Employment Level by Economic Regions, 2004–2014	Table 30
	(Thousands)
	2004	2005	2006	2007	2008	2009
Ontario	6,314	6,381	6,452	6,545	6,610	6,433
Region: [1]
East	819	830	843	873	898	879
Ottawa (510)	614	623	641	658	678	666
Kingston-Pembroke (515)	205	207	203	215	220	213
Greater Toronto Area (530)[2]	2,841	2,886	2,910	2,977	3,023	2,963
Central	1,477	1,494	1,522	1,526	1,530	1,488
Muskoka-Kawarthas (520)	182	171	181	180	180	171
Kitchener-Waterloo-Barrie (540)	617	644	658	655	653	636
Hamilton-Niagara Peninsula (550)	678	680	683	691	697	681
Southwest	806	802	813	800	791	752
London (560)	333	331	334	336	329	316
Windsor-Sarnia (570)	310	317	324	311	309	290
Stratford-Bruce Peninsula (580)	164	154	156	153	153	146
North	370	368	364	369	367	351
Northeast (590)	257	260	259	263	265	251
Northwest (595)	112	109	105	106	102	100

Table 30 (continued)		(Thousands)
		2010	2011	2012	2013	2014
Ontario		6,538	6,658	6,703	6,823	6,878
Region: [1]
East		880	897	909	898	908
Ottawa (510)		676	679	695	685	698
Kingston-Pembroke (515)		203	218	214	214	210
Greater Toronto Area (530)[2]		3,035	3,078	3,112	3,240	3,241
Central		1,508	1,552	1,551	1,559	1,597
Muskoka-Kawarthas (520)		173	176	171	168	186
Kitchener-Waterloo-Barrie (540)		651	676	675	694	705
Hamilton-Niagara Peninsula (550)		685	700	706	697	706
Southwest		762	771	773	769	775
London (560)		319	320	323	324	325
Windsor-Sarnia (570)		293	294	297	295	299
Stratford-Bruce Peninsula (580)		150	158	153	151	151
North		354	360	357	356	357
Northeast (590)		254	261	255	254	257
Northwest (595)		100	100	102	102	100

[1]	Standard deviations vary significantly across regions, decreasing as the size of the region increases.
[2]	Economic Region 530 closely matches the GTA, the main exception being that it excludes the city of Burlington.

Note: All figures are average annual employment levels.

Source: Statistics Canada.

Ontario, Employment Level by Industry for Economic Regions, 2014	Table 31
	(Thousands)
	All Industries	Agriculture	Resources[1]	Manufacturing
Ontario	6,878	82	33	749
Region:
East	908	12	2	55
Ottawa (510)	698	7	—	34
Kingston-Pembroke (515)	210	4	—	21
Greater Toronto Area (530)	3,241	9	7	338
Central	1,597	26	4	219
Muskoka-Kawarthas (520)	186	3	—	18
Kitchener-Waterloo-Barrie (540)	705	12	2	109
Hamilton-Niagara Peninsula (550)	706	11	—	91
Southwest	775	32	3	117
London (560)	325	11	—	42
Windsor-Sarnia (570)	299	7	—	54
Stratford-Bruce Peninsula (580)	151	14	—	21
North	357	3	18	20
Northeast (590)	257	2	15	17
Northwest (595)	100	—	3	3

Table 31 (continued)	(Thousands)
	Construction	Distributive[2]	Finance, Prof. & Mgmt.[3]	Info., Culture & Recreation[4]
Ontario	467	629	1,407	316
Region:
East	51	68	158	39
Ottawa (510)	33	51	128	32
Kingston-Pembroke (515)	17	17	30	7
Greater Toronto Area (530)	202	311	844	174
Central	131	142	263	63
Muskoka-Kawarthas (520)	20	12	25	5
Kitchener-Waterloo-Barrie (540)	56	65	121	28
Hamilton-Niagara Peninsula (550)	54	65	117	29
Southwest	58	76	100	28
London (560)	22	32	51	11
Windsor-Sarnia (570)	21	29	34	12
Stratford-Bruce Peninsula (580)	15	15	16	5
North	26	31	41	12
Northeast (590)	18	21	29	9
Northwest (595)	7	10	12	3

Table 31 (continued)	(Thousands)
	Retail Trade	Personal Services[5]	Education
Ontario	798	737	495
Region:
East	102	101	70
Ottawa (510)	75	76	52
Kingston-Pembroke (515)	27	24	17
Greater Toronto Area (530)	358	330	225
Central	196	182	115
Muskoka-Kawarthas (520)	32	21	12
Kitchener-Waterloo-Barrie (540)	79	76	52
Hamilton-Niagara Peninsula (550)	86	84	51
Southwest	92	83	55
London (560)	37	33	27
Windsor-Sarnia (570)	37	34	21
Stratford-Bruce Peninsula (580)	18	16	7
North	50	41	30
Northeast (590)	36	29	22
Northwest (595)	15	12	8

Table 31 (continued)	(Thousands)
	Health & Soc. Assistance	Public Administration
Ontario	798	367
Region:
East	116	135
Ottawa (510)	87	120
Kingston-Pembroke (515)	29	15
Greater Toronto Area (530)	329	115
Central	188	68
Muskoka-Kawarthas (520)	27	8
Kitchener-Waterloo-Barrie (540)	74	30
Hamilton-Niagara Peninsula (550)	86	30
Southwest	106	25
London (560)	45	12
Windsor-Sarnia (570)	40	10
Stratford-Bruce Peninsula (580)	21	3
North	60	24
Northeast (590)	42	16
Northwest (595)	18	8

All figures are average annual employment levels.

Sub-regional figures may not add up to regional totals due to rounding.

Employment numbers under 1,500 are suppressed because they are statistically unreliable.

See standard deviation and GTA note for Table 30.

Industrial groupings based on North American Industry Classification System (NAICS).

[1]	Includes Forestry, Fishing, Mining, Oil and Gas.
[2]	Includes Transportation and Warehousing, Utilities and Wholesale Trade.
[3]	Includes Finance, Insurance, Real Estate and Leasing; Management of Companies, Administrative and Support Services; and Professional, Scientific and Technical Services.
[4]	Includes industries such as Publishing, Motion Picture and Sound Recording, Broadcasting and Telecommunications, Information Services and Data Processing Services, Performing Arts, Spectator Sports and Related Industries, Heritage Institutions and Amusement, Gambling and Recreation.
[5]	Includes Accommodation and Food Services and Other Services (such as Repair and Maintenance, Personal and Laundry, Religious, Grant-making, Civic, Professional and Similar Organizations).

Source: Statistics Canada.

Ontario Economic Regions[1]	Table 32
East

Ottawa (510)	The united counties of Stormont, Dundas and Glengarry, Prescott and Russell, Leeds and Grenville, Lanark County and the Ottawa Division

Kingston-Pembroke (515)	The counties of Lennox and Addington, Hastings, Renfrew and Frontenac and the Prince Edward Division

Central

Muskoka-Kawarthas (520)	The counties of Northumberland, Peterborough, Haliburton, the Muskoka District Municipality and the Kawartha Lakes Division

Kitchener-Waterloo-Barrie (540)	The counties of Dufferin, Wellington and Simcoe and the Waterloo Regional Municipality

Hamilton-Niagara Peninsula (550)	The divisions of Brant, Haldimand-Norfolk and Hamilton, the Niagara Regional Municipality and the city of Burlington

Greater Toronto Area[2]

Toronto (530)	The Toronto Division and the regional municipalities of Durham, York, Peel and Halton (excluding the city of Burlington)

Southwest

London (560)	The counties of Oxford, Elgin and Middlesex

Windsor-Sarnia (570)	The counties of Lambton and Essex and the Chatham-Kent Division

Stratford-Bruce Peninsula (580)	The counties of Perth, Huron, Bruce and Grey

North

Northeast (590)	The districts of Nipissing, Parry Sound, Manitoulin, Sudbury, Timiskaming, Cochrane, Algoma and the Greater Sudbury Division

Northwest (595)	The districts of Thunder Bay, Rainy River and Kenora

[1]	As defined by Statistics Canada, Standard Geographical Classification SGC 2011.
[2]	Economic Region 530 closely matches the GTA, the main exception being that it excludes the city of Burlington.

Ontario Economic Regions[1]	Table 32
East

Ottawa (510)	The united counties of Stormont, Dundas and Glengarry, Prescott and Russell, Leeds and Grenville, Lanark County and the Ottawa Division

Kingston-Pembroke (515)	The counties of Lennox and Addington, Hastings, Renfrew and Frontenac and the Prince Edward Division

Central

Muskoka-Kawarthas (520)	The counties of Northumberland, Peterborough, Haliburton, the Muskoka District Municipality and the Kawartha Lakes Division

Kitchener-Waterloo-Barrie (540)	The counties of Dufferin, Wellington and Simcoe and the Waterloo Regional Municipality

Hamilton-Niagara Peninsula (550)	The divisions of Brant, Haldimand-Norfolk and Hamilton, the Niagara Regional Municipality and the city of Burlington

Greater Toronto Area[2]

Toronto (530)	The Toronto Division and the regional municipalities of Durham, York, Peel and Halton (excluding the city of Burlington)

Southwest

London (560)	The counties of Oxford, Elgin and Middlesex

Windsor-Sarnia (570)	The counties of Lambton and Essex and the Chatham-Kent Division

Stratford-Bruce Peninsula (580)	The counties of Perth, Huron, Bruce and Grey

North

Northeast (590)	The districts of Nipissing, Parry Sound, Manitoulin, Sudbury, Timiskaming, Cochrane, Algoma and the Greater Sudbury Division

Northwest (595)	The districts of Thunder Bay, Rainy River and Kenora

[1]	As defined by Statistics Canada, Standard Geographical Classification SGC 2011.
[2]	Economic Region 530 closely matches the GTA, the main exception being that it excludes the city of Burlington.